UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FIRST SECURITY GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 30, 2007

TO THE SHAREHOLDERS OF

FIRST SECURITY GROUP, INC.:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of First Security Group, Inc., which will be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee, on Thursday, June 14, 2007, at 3:00 pm local time.

At the Meeting, you will be asked to consider and vote upon: (i) the election of eight (8) directors to serve until the 2008 Annual Meeting of Shareholders and until their successors have been elected and qualified; (ii) the approval of the Second Amendment to the First Security Group, Inc. 2002 Long-Term Incentive Plan, which would increase the number of shares reserved for issuance under the Plan from 768,000 to 1,518,000, and to reaffirm the performance goals contained in the Plan; and (iii) the ratification of the appointment of Joseph Decosimo and Company, PLLC, as independent auditors for First Security for the fiscal year ending December 31, 2007.

Enclosed are the Notice of Meeting, Proxy Statement and Proxy. We hope you can attend the Meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed Proxy and returning it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the Meeting, you may vote your shares in person even if you have previously returned your Proxy.

We want to thank you for your support this past year. We are proud of our progress as reflected in the results for 2006, and we encourage you to review carefully the 2006 Annual Report, which accompanies this proxy statement.

If you have any questions about the Proxy Statement or our Annual Report, please call or write us.

Sincerely,

Rodger B. Holley

Chairman of the Board, Chief Executive Officer & President

FIRST SECURITY GROUP, INC.

531 Broad Street

Chattanooga, Tennessee 37402

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 14, 2007

Notice is hereby given that the 2006 Annual Meeting of Shareholders of First Security Group, Inc. will be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee, on Thursday, June 14, 2007, at 3:00 pm local time for the following purposes:

1.	Elect Directors. To consider and vote upon the election of eight (8) directors to serve until the 2008 Annual Meeting of Shareholders and until their successors have been elected and qualified.

2.	Amend the First Security Group, Inc. 2002 Long-Term Incentive Plan. To consider and vote upon the Second Amendment to the First Security Group, Inc. 2002 Long-Term Incentive Plan, which would increase the number of shares reserved under the Plan from 768,000 to 1,518,000, and to reaffirm the performance goals contained in the Plan.

3.	Ratify Auditors. To consider and vote upon the ratification of the appointment of Joseph Decosimo and Company, PLLC, as independent auditors for First Security for the fiscal year ending December 31, 2007.

4.	Other Business. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The enclosed Proxy Statement explains these proposals in greater detail. We urge you to review these materials carefully.

Only shareholders of record at the close of business on April 16, 2007 are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy in the accompanying envelope.

By Order of the Board of Directors

Rodger B. Holley Chairman of the Board, Chief Executive Officer & President

April 30, 2007

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO FIRST SECURITY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS OF

FIRST SECURITY GROUP, INC.

JUNE 14, 2007

INTRODUCTION

General

This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors from holders of our common stock, $0.01 par value, for use at the 2007 Annual Meeting of Shareholders of First Security to be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee, on Thursday, June 14, 2007, at 3:00 pm local time, and at any adjournments or postponements thereof. Unless otherwise clearly specified, all references to “First Security,” “we,” “us” and “our” refer to First Security Group, Inc. and our subsidiary, FSGBank, National Association.

The Meeting is being held to consider and vote upon the proposals summarized under “Summary of Proposals” below and described in greater detail in this Proxy Statement. Our Board of Directors knows of no other business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement.

The 2006 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2006, is included with this mailing. These proxy materials are first being mailed to our shareholders on or about April 30, 2007.

Our principal executive offices are located at 531 Broad Street, Chattanooga, Tennessee 37402 and our telephone number is (423) 266-2000.

Summary of Proposals

The proposals to be considered at the Meeting may be summarized as follows:

Proposal One.    To consider and vote upon the election of eight (8) directors to serve until the 2008 Annual Meeting of Shareholders and until their successors have been elected and qualified;

Proposal Two.    To consider and vote upon the Second Amendment to the First Security Group, Inc. 2002 Long-Term Incentive Plan, which would increase the number of shares reserved under the Plan from 768,000 to 1,518,000, and to reaffirm the Performance Goals contained in the Plan; and

Proposal Three.    To consider and vote upon the ratification of the appointment of Joseph Decosimo and Company, PLLC, as our independent auditors for the fiscal year ending December 31, 2007.

Quorum and Voting Requirements

Holders of record of common stock as of the Record Date defined below are entitled to one vote per share on each matter to be considered and voted upon at the Meeting. To hold a vote on any proposal, a quorum must be present with respect to that proposal. A quorum is a majority of the total votes entitled to be cast by the holders of the outstanding shares of common stock. In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions and broker non-votes, will be counted as shares present. A “broker non-vote” occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Proposal One, relating to the election of the nominees for directors, requires approval by a plurality of the votes cast by the holders of shares of common stock entitled to vote with respect to that proposal. This means that those eight (8) nominees for directors receiving the greatest number of votes will be elected directors. Proposals Two and Three, and any other proposal that is properly brought before the Meeting, requires the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy and entitled to vote with respect to the proposals.

Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether any proposal has received sufficient votes for approval, although abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists. This means that abstentions and broker non-votes will not affect the outcome of the vote with respect to any proposal.

Record Date, Solicitation and Revocability of Proxies

Our Board of Directors has fixed the close of business on April 16, 2007 as the record date (“Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of shares of common stock on the Record Date will be entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were 17,653,482 shares of common stock issued and outstanding, which were held by approximately 1,294 holders of record.

Shares of common stock represented by properly executed Proxies, if such Proxies are received in time and not revoked, will be voted at the Meeting in accordance with the instructions indicated in such Proxies. If no instructions are indicated, such shares of common stock will be voted “FOR” all proposals and in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. If necessary, the proxy holder may vote in favor of a proposal to adjourn the Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the foregoing proposals at the time of the Meeting.

A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by: (i) giving written notice of revocation to our Secretary, (ii) properly submitting to us a duly executed Proxy bearing a later date, or (iii) appearing in person at the Meeting and voting in person. All written notices of revocation or other communications with respect to Proxies should be addressed as follows: First Security Group, Inc., 531 Broad Street, Chattanooga, Tennessee 37402, Attention: William L. (Chip) Lusk, Jr., Secretary of the Board.

The cost of soliciting proxies for the meeting will be paid by First Security. In addition to the solicitation of shareholders of record by mail, telephone, electronic mail, facsimile or personal contact, First Security will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of common stock; such holders, after inquiry by First Security, will provide information concerning quantities of proxy materials needed to supply such information to beneficial owners, and First Security will reimburse them for the reasonable expense of mailing proxy materials to such persons.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Meeting is being held to, among other things, elect eight (8) directors of First Security to serve a one-year term of office expiring at the 2008 Annual Meeting of Shareholders and until their successors have been elected and qualified. Although all nominees are expected to serve if elected, if any nominee is unable to serve, the persons voting the Proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by our Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (8 persons). Cumulative voting is not permitted.

The following table shows for each nominee: (1) his or her name; (2) his or her age at December 31, 2006; (3) how long he or she has been one of our directors; (4) his or her position(s) with us, other than as a director; and (5) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years. Each of the director nominees listed below is also a director of FSGBank.

Name (Age)	Director Since	Position with the First Security and Business Experience
Rodger B. Holley (59)	1999	Chairman of the Board, Chief Executive Officer and President of First Security since February 1999; Chairman of the Board, Chief Executive Officer and President of FSGBank since 2000; and Director of Dalton Whitfield Bank (Dalton, GA), from September 1999 to September 2003 when it merged with FSGBank.

Lloyd L. Montgomery, III (53)	2002	Chief Operating Officer and Executive Vice President of First Security since March 2002; Chief Operating Officer and Executive Vice President of FSGBank since September 2003; Chairman of the Board of First State Bank (Maynardville, TN) from July 2002 to September 2003 when it merged with FSGBank; and involved in business ventures and real estate development (Knoxville, TN) from January 2000 to March 2002.

J.C. Harold Anders (63)	2003	Owner of Anders Rental (real estate rentals, Dalton, GA) since 1978; Co-Owner of Central Drive In (fast food company, Dalton, GA) since 1988; Co-Owner of Poag & Anders, Inc. (real estate development, Dalton, GA) since 1992; Co-Owner of Clayton & Anders, Inc. (real estate development, Dalton, GA) since 1992; and Director of Premier National Bank of Dalton (Dalton, GA) from 1996 until its acquisition by First Security in March 2003 (Chairman from 2001 to 2003).

Randall L. Gibson (45)	2006	Chief Manager and General Counsel of Lawler-Wood, LLC (regional and international real estate services, Knoxville, TN) since 1995.

Carol H. Jackson (67)	2002	Retired as Vice President of Baker Street Rentals (property management, Knoxville, TN) in 2006 after serving in this role since 1991.

Ralph L. Kendall (78)	1999	Retired as a partner with Ernst & Young LLP (international CPA firm, Chattanooga, TN) in 1986.

William B. Kilbride (56)	2003	President of Mohawk Home (a division of Mohawk Industries, Inc. NYSE:MHK) (floorcovering manufacturer, Calhoun, GA), since 1992.

Name (Age)	Director Since	Position with the First Security and Business Experience
D. Ray Marler (62)	1999	President of Ray Marler Construction Company (general construction, Chattanooga, TN) since 1965; President and Chief Manager of Environmental Materials, LLC (environmental services, Chattanooga, TN) since 1998; President of Environmental Holdings, Inc. (environmental services, Chattanooga, TN) since 1998; President of Environmental Materials, Inc. (environmental services, Chattanooga, TN) since 1998; President and Chief Manager of Chattanooga Transfer LLC (waste management, Chattanooga, TN) since 2004; Partner of Canyons LLC (land development, Chattanooga, TN) since 2004; President and Chief Manager of City Disposal Services, LLC (waste management, Chattanooga, TN) since 2006; and Chief Manager of MWW, LLC (land management, Chattanooga, TN) from 2002 to 2006.

FIRST SECURITY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF ALL EIGHT (8) NOMINEES LISTED ABOVE.

Director Independence

The Board of Directors has determined that the following directors are independent pursuant to the independence standards of the Nasdaq Stock Market:

•	J.C. Harold Anders
•	Randall L. Gibson
•	Carol H. Jackson
•	Ralph L. Kendall
•	William B. Kilbride
•	D. Ray Marler

The Board of Directors considered any transaction, relationship or arrangement between First Security and the directors named above (and his or her family) and concluded each of these directors could exercise independent judgment in carrying out his or her responsibilities.

Board Meetings and Committees

Our Board of Directors held twelve meetings in person during 2006. All incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and the Board committees on which they served. Although we do not have a formal policy regarding our board members’ attendance at the Annual Meeting of Shareholders, board members are encouraged to attend the annual meeting. All of our directors, who were standing for reelection, attended the 2006 Annual Meeting of Shareholders (Mr. Gibson joined the Board of Directors subsequent to the 2006 Annual Meeting).

Our Board of Directors has eight standing committees: the Compensation Committee, the Audit/Corporate Governance Committee, the Executive Committee, the Asset/Liability Committee, the Property Committee, the Loan Committee, the Nominating Committee and the Trust Committee. Each committee also serves the same functions for FSGBank.

Nominating Committee.    Our Nominating Committee is comprised of D. Ray Marler (Chairman), J.C. Harold Anders, Carol H. Jackson, Ralph L. Kendall and William B. Kilbride, each of whom are independent directors under the independence standards of the Nasdaq Stock Market. The Nominating Committee held one meeting in person during 2006, in addition to one meeting by unanimous written consent action. The Nominating Committee is responsible for the identification of individuals qualified to become members of the Board, and for either the selection of, or recommendation to our Board of Directors for, the director nominees for the next annual shareholders meeting. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is available on our website, www.FSGBank.com.

The Nominating Committee has not adopted a formal policy or process for identifying or evaluating director nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, our customers and shareholders and professionals in the financial services and other industries. Similarly, the committee does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of us and the financial services industry; experience in serving as one of our directors or as a director of another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by us; commitment to and availability for service as a director; and any other factors the committee deems relevant.

In accordance with our bylaws, a shareholder may nominate persons for election as directors. If the officer presiding at meeting determines that a nomination was not made in accordance with the bylaws, the nomination may be disregarded. The bylaws require written notice to the Secretary of First Security of the nomination is received at our principal executive offices at least 60 days prior to the date of the annual meeting, assuming the meeting will be held the same date as the prior year’s annual meeting, or at least 60 days prior to the date of the annual meeting for that year provided that we have publicly announced the annual meeting date at least 75 days in advance. The notice must set forth:

(1)	the name, age, business address and residence address of all individuals nominated;

(2)	the principal occupation or employment of all individuals nominated;

(3)	the class and number of shares of First Security which are beneficially owned by all individuals nominated;

(4)	any other information relating to all individuals nominated that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934 and the SEC’s rules and regulations thereunder and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of First Security are traded;

(5)	the name and record address of the nominating shareholder; and

(6)	the class and number of shares of First Security which are beneficially owned by the nominating shareholder.

Audit/Corporate Governance Committee.    Our Audit/Corporate Governance Committee is comprised of Ralph L. Kendall (Chairman), Carol H. Jackson and William B. Kilbride, each of whom are independent directors under the independence standards of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Kendall and Mr. Kilbride meet the criteria specified under applicable SEC regulations for an “audit committee financial expert.” In addition, the Board believes that all of the Audit/Corporate Governance Committee members have the financial knowledge, business experience and independent judgment necessary for service on the Audit/Corporate Governance Committee. The Audit/Corporate Governance Committee held four meetings in person during 2006.

The Audit/Corporate Governance Committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, overseeing the audit of our fiduciary activities and determining that all audits and examinations required by law are performed. Our Board of Directors has adopted a written charter for the Audit/Corporate Governance Committee, a copy of which is available on our website, www.FSGBank.com. Our Board of Directors annually reviews and approves changes to the Audit/Corporate Governance Committee charter. Under the charter, the committee has the authority and is empowered to:

•	appoint, approve compensation and oversee the work of the independent auditor;

•	resolve disagreements between management and the auditors regarding financial reporting;

•	pre-approve all auditing and appropriate non-auditing services performed by the independent auditor;

•	retain independent counsel and accountants to assist the committee;

•	seek information it requires from employees or external parties; and

•	meet with our officers, independent auditors or outside counsel as necessary.

The Audit/Corporate Governance Committee Report is found in Proposal Three: Ratification of Appointment of Independent Registered Accounting Firm.

Compensation Committee.    Our Compensation Committee is comprised of J.C. Harold Anders (Chairman), Ralph L. Kendall, and D. Ray Marler, each of whom are independent directors under the independence standards of the Nasdaq Stock Market. The Compensation Committee held four meetings in person during 2006. This committee has the authority to determine the compensation of our executive officers and employees and administers our benefit and incentive plans. This committee also has the power to interpret the provisions of our Long-Term Incentive Plans. Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website, www.FSGBank.com.

No member of the Compensation Committee is now or was during the last fiscal year an officer or employee of First Security or FSGBank. During 2006, none of our executive officers served as a director or member of the compensation committee (or group performing equivalent functions) of any other entity for which any of our Compensation Committee members served as an executive officer.

The Compensation Committee Report is found following the Compensation Discussion and Analysis in the “Executive Compensation” section of this Proxy Statement.

Director Compensation

2006 Director Compensation Table

The following table shows the total fees paid to, or earned by, each of our non-employee directors for their service on the Board of Directors during 2006.

Name	Fees earned or paid in cash	Stock Awards	Option Awards (1)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Comp Earnings	All Other Compensation	Total
(a)	($) (b)	($) (c)	($) (d)		($) (e)	($) (f)	($) (g)	($) (h)
J.C. Harold Anders	37,500	—	10,153	(2)	—	—	—	47,653
Randall L. Gibson	22,000	—	1,756	(3)	—	—	—	23,756
Carol H. Jackson	34,000	—	10,153	(2)	—	—	—	44,153
Ralph L. Kendall	34,500	—	10,153	(2)	—	—	—	44,653
William B. Kilbride	32,000	—	10,153	(2)	—	—	—	42,153
D. Ray Marler	37,000	—	10,153	(2)	—	—	—	47,153
H. Patrick Wood (4)	3,500	—	2,118	(5)	—	—	—	5,618

(1)	The aggregate number of option awards outstanding as of December 31, 2006 for each director was as follows: J.C. Harold Anders held 17,200 options Randall L. Gibson held 4,584 options

Carol H. Jackson held 17,200 options Ralph L. Kendall held 17,200 options William B. Kilbride held 17,200 options D. Ray Marler held 17,200 options H. Patrick Wood held no options
(2)	Under our 2002 Long-Term Incentive Plan, stock options were granted to Directors Anders, Jackson, Kendall, Kilbride and Marler on May 22, 2003, May 27, 2004, October 27, 2005 and June 23, 2006 and are subject to three-year service vesting. The values in the table represent the 2006 fiscal year expense computed in accordance with FAS 123(R), using the methods and assumptions described in the 2006 annual report. The May 22, 2003 options were granted at an exercise price of $6.94 per share, the May 27, 2004 options were granted at an exercise price of $8.33 per share, the October 27, 2005 options were granted at an exercise price of $9.78 per share, and the June 23, 2006 options were granted at an exercise price of $11.30 per share. The following assumptions were used in the Black-Scholes methodology for the 2003 award: expected volatility 14.0%, risk-free interest rate 3.34%, expected life 7.0 years, expected divided yield 1.00%. The following assumptions were used in the Black-Scholes methodology for the 2004 award: expected volatility 13.0%, risk-free interest rate 4.22%, expected life 7.0 years, expected divided yield 1.00%. The following assumptions were used in the Black-Scholes methodology for the 2005 award: expected volatility 13.0%, risk-free interest rate 4.49%, expected life 7.0 years, expected divided yield 1.00%. The following assumptions were used in the Black-Scholes methodology for the 2006 award expected volatility 17.0%, risk-free interest rate 5.12%, expected life 6.5 years, expected divided yield 0.88%. The resulting Black-Scholes grant values for the 2003, 2004, 2005 and 2006 awards are $2.50, $1.92, $2.33 and $3.22 per share, respectively. The annual awards for each director listed was: 2003-3,600 options; 2004-3,600 options; 2005-5,000 options; and 2006-5,000 options. The fair value of each director award was: 2003-$9,014; 2004-$6,901; 2005-$11,633; and 2006-$16,106.
(3)	Under our 2002 Long-Term Incentive Plan, 4,584 stock options were granted to Director Gibson on August 21, 2006. This option grant coincided Mr. Gibson’s appointment to First Security’s Board of Directors and is subject to three-year service vesting. The values in the table represent the 2006 fiscal year expense computed in accordance with FAS 123(R), using the methods and assumptions described in the 2006 annual report. The options were granted at an exercise price of $11.14 per share. The following assumptions were used in the Black-Scholes methodology for the award: expected volatility 18.9%, risk-free interest rate 4.77%, expected life 6.5 years, expected divided yield 0.90%. The resulting Black-Scholes grant value for award was $3.16 per share. The fair value of the award was $14,476.
(4)	Mr. Wood’s term as First Security Director expired on June 23, 2006.
(5)	Under our 2002 Long-Term Incentive Plan, stock options were granted to Director Wood on May 22, 2003, May 27, 2004, and October 27, 2005 and were subject to three-year service vesting. The values in the table represent the 2006 fiscal year expense computed in accordance with FAS 123(R), using the methods and assumptions described in the 2006 annual report. The May 22, 2003 options were granted at an exercise price of $6.94 per share, the May 27, 2004 options were granted at an exercise price of $8.33 per share, and the October 27, 2005 options were granted at an exercise price of $9.78 per share. The following assumptions were used in the Black-Scholes methodology for the 2003 award: expected volatility 14.0%, risk-free interest rate 3.34%, expected life 7.0 years, expected divided yield 1.00%. The following assumptions were used in the Black-Scholes methodology for the 2004 award: expected volatility 13.0%, risk-free interest rate 4.22%, expected life 7.0 years, expected divided yield 1.00%. The following assumptions were used in the Black-Scholes methodology for the 2005 award: expected volatility 13.0%, risk-free interest rate 4.49%, expected life 7.0 years, expected divided yield 1.00%. The resulting Black-Scholes grant values for the 2003, 2004 and 2005 awards are $2.50, $1.92 and $2.33 per share, respectively. The annual awards for each director listed was: 2003-3,600 options; 2004-3,600 options; and 2005-5,000 options. The fair value of each director award was: 2003-$9,014; 2004-$6,901; and 2005-$11,633. With the expiration of his directorship term, Mr. Wood exercised his vested options and all unexercisable options lapsed as follows: For Mr. Wood’s 2003 award, he acquired all 3,600 shares which were fully vested. For his 2004 award, he acquired 2,376 vested shares and the remainder (1,224 option shares) lapsed as they were unexercisable at the end of this directorship term. Mr. Wood was unable to exercise any of his 2005 option award as they were not vested at the end of his directorship term.

Cash Compensation

Annually, on or about the annual meeting date, each non-employee Director is paid a $12,000 retainer fee for the next year’s service up to the next annual meeting. The Audit/Corporate Governance, Compensation, Executive and Nominating Committees meet as needed and the Chairperson of each shall receive an additional annual retainer of $5,000, unless the Chairperson is an inside director. The Asset/Liability, Loan, Property, and Trust Committees will meet as needed and the Chairperson of each shall receive an additional annual retainer of $3,000, unless the Chairperson is an inside director. Fees are pro rated for Directors who are elected to the Board of Directors following the annual meeting of shareholders.

Each non-employee Director is paid a $500 fee for attending each Board meeting and a $500 fee for attending each Committee meeting. Non-employee Directors who attend Board meetings or Committee meetings are only eligible for the fees described above for meetings that are attended in person. Directors who participate in a Board or Committee meeting via teleconference will receive 50% of the standard meeting fee.

If the Company’s performance for the year merits a reward to the non-employee Directors, the Chief Executive Officer may declare a discretionary bonus fee payment to recognize their participation and role in the Company’s success and to facilitate the retention of the Board of Directors. For 2006, the payment was $7,500 per non-employee Director.

Equity Compensation

Non-employee Directors will receive an annual grant of 5,000 stock options. Non-employee Directors who commence service on the Board at any time other than immediately following the annual shareholder meeting will receive a Prorated Stock option grant based upon the number of months actually served. All stock options granted to non-employee Directors are subject to the terms of the company’s 2002 Long-Term Incentive Plan, and are granted within 30 days of the commencement or renewal (if reelected) of service as a Director.

Executive Officers

Executive officers are appointed annually at the meetings of the respective Boards of Directors of First Security and FSGBank following the annual meetings of shareholders, to serve until the next annual meeting and until their successors are chosen and qualified. The following table shows for each executive officer: (1) his name; (2) his age at December 31, 2006; (3) how long he has been an officer of First Security; (4) his position with First Security; and (5) his or her principal occupation and business experience for the past five years.

Name (Age)	Officer Since	Position with First Security and Business Experience
Rodger B. Holley (59)	1999	Chairman of the Board, Chief Executive Officer and President of First Security since February 1999; Chairman of the Board, Chief Executive Officer and President of FSGBank since 2000; and Director of Dalton Whitfield Bank (Dalton, GA), from September 1999 to September 2003 when it merged with FSGBank.

Lloyd L. Montgomery, III (53)	2002	Chief Operating Officer and Executive Vice President of First Security since March 2002; Chief Operating Officer and Executive Vice President of FSGBank since September 2003; Chairman of the Board of First State Bank (Maynardville, TN) from July 2002 to September 2003 when it merged with FSGBank; and involved in business ventures and real estate development (Knoxville, TN) from January 2000 to March 2002.

William L. Lusk, Jr. (38)	1999	Secretary of the Board, Chief Financial Officer and Executive Vice President of First Security since April 1999; Secretary of the Board, Chief Financial Officer and Executive Vice President of FSGBank since June 2000; Secretary, Chief Financial Officer and Executive Vice President of Dalton Whitfield Bank (Dalton, GA) from September 1999 to September 2003 when it merged with FSGBank; and Chief Financial Officer and Executive Vice President of First State Bank (Maynardville, TN) from July 2002 to September 2003 when it merged with FSGBank.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes First Security’s compensation philosophy and policies for 2006 that applied to the executives named below in the Summary Compensation Table (the “Named Executive Officers”). It explains the structure and rationale associated with each material element of each Named Executive Officer’s total compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following this discussion and analysis.

The following discussion and analysis contains statements regarding future company performance targets and goals. These targets and goals are disclosed in the limited context of First Security’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. First Security specifically cautions investors not to apply these statements to other contexts.

Compensation Philosophy and Objectives

First Security’s Compensation Committee, composed entirely of independent directors, sets and administers the policies that govern First Security’s executive compensation programs, and various incentive and stock option programs. The outcomes of all decisions made by the Compensation Committee relating to the compensation of the Named Executive Officers are shared with the full Board.

First Security targets executive compensation at levels that believed to be consistent with others in the banking industry. The executive officers’ compensation is weighted toward programs contingent upon the First Security’s level of annual and long-term performance. In general, for senior management positions of First Security, including the Named Executive Officers, we will pay base salaries that target the market median and above of other banks of similar size and geographic location. The members of this peer group are specifically identified below under the heading “Pay Level and Benchmarking.” Goals for specific components of our compensation program include:

•	Base salaries for executives generally targeted between the 50th and 75th percentiles of our peer group.
•

The Annual Incentive Plan is targeted to provide cash compensation at the 50th percentile of our peer group when target performance-based goals are achieved, with the potential for awards between the 60th and 75th percentiles of our peer group when annual goals are exceeded.

•

Long-Term Incentives are targeted to provide equity compensation at the 50th percentile of our peer group when target goals are met, with the potential for awards between the 60th and 75th percentiles of our peer group when target goals are exceeded.

Compensation-Related Governance And Role Of The Compensation Committee

Committee Charter and Members.    The Compensation Committee’s primary responsibilities are to: (1) determine the compensation payable to executive officers; (2) evaluate the performance of the Chief Executive Officer and the relationship between performance and First Security’s compensation policies for the Chief Executive Officer and other executive officers; (3) issue reports in accordance with SEC rules regarding compensation policies; and (4) approve and administer stock-based, profit-sharing and incentive compensation plans. The Charter of the Compensation Committee is available on our website, www.FSGBank.com, and in print upon request (submit request for copies of the Charter to First Security Group, Inc., Attn: Investor Relations, 531 Broad Street, Chattanooga, TN 37402). As of December 31, 2006, the members of the Company’s Compensation Committee are J.C. Harold Anders (Chairman), Ralph L. Kendall, and D. Ray Marler, each of whom is “independent” within the meaning of the listing standards of the NASDAQ, is a “nonemployee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

Interaction with Consultants.    The Compensation Committee has historically retained the services of nationally recognized consulting firms to assist First Security in benchmarking compensation for the Named Executive Officers. The most recent compensation study focusing on executive officers was conducted by Clark Consulting in February 2006. The consultant reported directly to the Compensation Committee.

Role of Executives in Compensation Committee Deliberations.    The Compensation Committee frequently requests the Chief Executive Officer to be present at Committee meetings to discuss executive compensation and evaluate Company and individual performance. Occasionally other executives may attend a Committee meeting to provide pertinent financial or legal information. Executives in attendance may provide their insights and suggestions, but only independent Compensation Committee members may vote on decisions regarding changes in executive compensation.

The Chief Executive Officer does not provide the recommendations for changes in his own compensation. The Compensation Committee discusses the Chief Executive Officer’s compensation with him, but final deliberations and all votes regarding his compensation are made without the Chief Executive Officer present. The Committee initiates any changes in the Chief Executive Officer’s compensation based on periodic market reviews and recommendations from outside consultants. Relative to executives other than the Chief Executive Officer, the Committee uses the Chief Executive Officer’s proposals and input from Clark Consulting in making its decisions regarding compensation.

Compensation Committee Activity.    In 2006, the Compensation Committee met four times. Activities included benchmarking each element of compensation for the Named Executive Officers, developing the 2006 equity plan, and determining recommended incentive awards and salary increases based on performance.

Compensation Framework

Summary of Pay Components.    First Security uses the pay components identified below to balance the various objectives identified by the Compensation Committee. First Security’s compensation framework encourages the achievement of strategic objectives and creation of shareholder value, recognizes and rewards individual initiative and achievements, maintains an appropriate balance between base salary and annual and long-term incentive opportunity, and allows First Security to compete for, retain, and motivate talented executives that are important to our success.

Salaries.    First Security pays its Named Executive Officers cash salaries intended to be competitive and takes into account the individual’s experience, perception of performance, responsibilities, and past and potential contribution to the Company. No specific weighting is applied to the factors considered, and the Committee uses its own judgment and expertise in determining appropriate salaries within the parameters of the compensation philosophy. Neither the profitability of First Security nor the market value of its stock are considered in setting the Named Executive Officers’ salary levels. First Security targets salaries between the 50th and 75th percentiles of our peer group.

In making salary decisions, the Committee also takes into account the positioning of projected total compensation with target-level performance incentives. Because incentive opportunities are defined as a percentage of base salary, each Named Executive Officer’s base salary also affects the amount of other components of compensation. The Committee reviews the projected total compensation based on the proposed salaries.

On February 28, 2007, the Committee approved the compensation for all Named Executive Officers for 2007, effective January 1, 2007. The Committee decided not to increase base salaries to the Named Executive Officers for 2007, preferring to place a greater portion of each Named Executive Officer’s total compensation at risk through additional opportunities with the annual cash incentive opportunity.

Annual Cash Incentives.    First Security uses annual incentives to focus attention on current strategic priorities and drive achievement of short-term corporate objectives. Awards are provided under the terms of the First Security’s Annual Cash Incentive Plan. All employees are eligible to receive annual cash incentive compensation at the end of each year, if company-wide performance targets are achieved. In 2006, 100% of the Named Executive Officers’ incentive compensation was tied directly to the overall results of First Security.

In 2006, awards were made contingent on First Security’s diluted earnings per share relative to an established target of $0.60 per share. Payouts were capped at achievement of 125% of target performance and required a threshold of 75% of target performance before any incentive payout would have been made.

	2006 Annual Incentive Opportunity
Criteria	Threshold (75% of Target)	Target	Max (125% of Target)
EPS	$0.45	$0.60	$0.75

The annual incentive objective for 2006 was achieved at just above the target level at $0.63 earnings per share. Payouts under the Annual Cash Incentive Plan are based on a percentage of salary that varies for each Named Executive Officer and for the level of performance achieved. In addition, the Committee retains subjective discretion to make award adjustments from the formula to recognize unique circumstances. The table below shows the award opportunities at threshold, target, and maximum levels, as well as each of the Named Executive Officer’s actual award in 2006 as a percentage of his salary.

	2006 Annual Incentive Opportunity as Percent of Salary			Actual Award
Executive	Threshold	Target	Max
Mr. Holley	15%	30%	45%	33.8%
Mr. Montgomery	10%	20%	30%	25.4%
Mr. Lusk	10%	20%	30%	23.0%

On February 28, 2007, the Committee approved modifications to the Annual Cash Incentive Plan to provide an increase in potential awards to the Named Executive Officers in 2007 as part of its desire to increase the at-risk portion of each Named Executive Officer’s total compensation. The table below indicates the new threshold, target, and maximum levels for 2007 earnings per share. In setting the 2007 diluted earnings per share range, the Committee determined that (1) the 2007 EPS Threshold would be 2006 EPS rather than 75% of the Target (which would have been $0.54), (2) the EPS Target would be 15% growth in EPS from 2006 level, and (3) the EPS Maximum would be 25% growth in EPS from the 2006 level, rather than 125% of the Target EPS (which would have been $0.90). The Committee believes that the new earnings per share range methodology establishes short term targets without sacrificing long term earnings continuity.

	2007 Annual Incentive Opportunity
Criteria	Threshold	Target	Max
EPS	$0.63	$0.72	$0.79

The table below shows the award opportunities at threshold, target, and maximum levels for each Named Executive Officer in 2007 as a percentage of his salary. The Committee retains subjective discretion to make award adjustments from the formula to recognize unique circumstances.

	2007 Annual Incentive Opportunity as Percent of Salary
Executive	Threshold	Target	Max
Mr. Holley	20%	35%	55%
Mr. Montgomery	15%	25%	40%
Mr. Lusk	15%	25%	40%

Long-Term Incentives.    First Security uses long-term incentives to encourage its Named Executive Officer’s to focus on critical long-range objectives, foster retention, and align the Named Executive Officers’ interests with the long-term interests of our other shareholders. In 2006, each Named Executive Officer received a grant of stock options and stock awards under the First Security 2002 Long-Term Incentive Plan. Based on the Compensation Committee’s analysis of First Security’s overall performance, each executive’s individual performance, and historical equity grant levels, the Committee decided to grant equity awards in 2006 at the same levels as were granted in 2005. All equity awarded to the Named Executive Officers during 2006 vest 33% at the end of the first year after grant, 33% at the end of the second year, and 34% at the end of the third year.

The 2002 Long-Term Incentive Plan authorizes the granting stock options (incentive stock options or non-qualified stock options), stock appreciation rights, and restricted stock.

401(k) and Employee Stock Ownership Plan.    First Security sponsors the First Security Group 401(k) and Employee Stock Ownership Plan pursuant to which the Company makes matching contributions. The purpose of the plan is to provide participating employees with an opportunity to obtain beneficial interests in the stock of the Company and to accumulate capital for their future economic security. Our Plan owns shares of First Security common stock and allocates the shares for the company matching element of the 401(k). We may use the shares for ESOP profit sharing opportunities, but have not done so to date.

On December 27, 2006, First Security amended the Plan to make the 401(k) and matching contributions satisfy the safe harbor rules provided in Code Section 401(k)(12) and Code Section 401(m)(11). As a result, First Security will now make a matching contribution of at least 100% of each participant’s 401(k) contributions up to six percent (6%) of compensation. The amended plan also provides for 100% vesting of all accounts.

Executive Retirement Benefits.    First Security has entered into salary continuation agreements with each of the Named Executive Officers. The salary continuation agreements are intended to provide the officers with a fixed annual benefit for 15 years subsequent to retirement on or after the normal retirement age of 65. The salary continuation agreements help support the objective of maintaining a stable, committed, and qualified team of key executives through the inclusion of retention and non-competition provisions.

First Security entered into a salary continuation agreement with Mr. Holley on December 21, 2005, pursuant to which Mr. Holley is entitled to certain nonqualified retirement benefits. Mr. Holley’s salary continuation agreement provides that Mr. Holley will be entitled to monthly benefits for 15 years upon his retirement after reaching normal retirement age (65). The amount of the monthly benefit will be based on a percentage of Mr. Holley’s final annual base salary or his average base salary for the three years prior to reaching normal retirement age, whichever is greater. The initial percentage of base salary payable to Mr. Holley is 60%, increasing 4% annually to a maximum of 80%. In the event Mr. Holley voluntarily resigns without good reason (as defined in the salary continuation agreement), he would be entitled to the vested percentage of the benefits actually accrued under his salary continuation agreement. The benefits vest in five equal annual increments beginning on June 1, 2006. In the event of a change in control, involuntary termination without cause, or resignation for good reason (each as defined in the salary continuation agreement), Mr. Holley would be entitled to the projected maximum benefit under his salary continuation agreement, based on his maximum percentage benefit and his expected annual salary upon reaching his normal retirement age. In the event of a termination due to disability, Mr. Holley would be entitled to 100% of the benefits accrued under the salary continuation agreement. Any such benefits are payable for 15 years, in twelve equal monthly installments, commencing on the first day of the month following his termination of employment or, if later, upon reaching normal retirement age. In the event Mr. Holley dies while benefits are still payable, his designated beneficiary would be entitled to all benefit payments at the same time and in the same manner as they would have been paid to Mr. Holley. In the event Mr. Holley is terminated for cause (as defined in the salary continuation agreement), Mr. Holley would not be entitled to any benefits under his salary continuation agreement. In the event Mr. Holley dies while in active service, his designated beneficiary would be entitled to the projected maximum benefit under the salary continuation agreement. Such benefit is payable for 15 years, in twelve equal monthly installments, commencing on the first day of the month following Mr. Holley’s death. First Security purchased bank-owned life insurance policies, which may be used as a source for the payment of benefits.

First Security entered into a salary continuation agreement with Mr. Montgomery on December 21, 2005. The terms of Mr. Montgomery’s salary continuation agreement are generally the same as those in Mr. Holley’s agreement, except that percentage of base salary (or, if applicable, average base salary) payable to Mr. Montgomery is 30%, increasing 2% annually to a maximum of 50%.

First Security entered into a salary continuation agreement with Mr. Lusk on December 21, 2005. The terms of Mr. Lusk’s salary continuation agreement are generally the same as those in Mr. Holley’s agreement, except that percentage of base salary (or, if applicable, average base salary) payable to Mr. Lusk is 20%, increasing 1% annually to a maximum of 40%.

Other Compensation.    The Named Executive Officers participate in First Security’s broad-based employee benefit plans, such as medical, dental, disability and term life insurance programs.

For each of the Named Executive Officers, First Security also provides the following perquisites: business and personal use of a Company car for transportation for the executive, his customers, employees and directors; social and civic club dues for networking and entertaining; and business and personal use of a cell phone for accessibility to the executive.

Pay Level And Benchmarking

As noted earlier, First Security’s compensation structure is designed to position an executive’s compensation between the 50th and 75th percentiles of a competitive practice. In 2006, the Compensation Committee worked with Clark Consulting to review total compensation levels for the Named Executive Officers. This review included base salary, annual cash incentives, all forms of equity compensation, and all other forms of compensation.

The primary data source used in setting competitive market levels for the executives is the information publicly disclosed by a “2006 Peer Group” of the 24 companies listed below. These companies include banks of similar size and geographic location.

2006 PEER GROUP

Company Name (Ticker)

Ameris Bancorp (ABCB)

Banc Corporation (TBNC)

BancTrust Financial Group, Inc. (BTFG)

Bank of Granite Corporation (GRAN)

Capital Bank Corporation (CBKN)

Charter Financial Corp. (MHC) (CHFN)

Colony Bankcorp, Inc. (CBAN)

Fidelity Southern Corporation (LION)

First M & F Corporation (FMFC)

First South Bancorp, Inc. (FSBK)

FLAG Financial Corporation (FLAG)

FNB Corp. (FNBN)

FNB Financial Services Corporation (FNBF)

Greene County Bancshares, Inc. (GCBS)

LSB Bancshares, Inc. (LXBK)

NBC Capital Corporation (NBY)

PAB Bankshares, Inc. (PABK)

Peoples BancTrust Company, Inc. (PBTC)

Pinnacle Financial Partners, Inc. (PNFP)

Security Bank Corporation (SBKC)

Southern Community Financial Corp. (SCMF)

Summit Financial Group, Inc. (SMMF)

TIB Financial Corp. (TIBB)

Yadkin Valley Bank and Trust Company (YAVY)

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team.

Review of Prior Amounts Granted and Realized

Our goal is to motivate and reward executives relative to driving superior future performance. The Compensation Committee does not currently consider prior stock compensation gains as a factor in determining future compensation levels.

Adjustment or Recovery of Awards

First Security has not adopted a formal policy or any employment agreement provisions that enable recovery, or “clawback”, of incentive awards in the event of misstated or restated financial results. However, Section 304 of the Sarbanes-Oxley Act does provide some ability to recover incentive awards in certain circumstances. If First Security is required to restate its financials due to noncompliance with any financial reporting requirements as a result of misconduct, our Chief Executive and Financial Officers must reimburse First Security for (1) any bonus or other incentive-or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of First Security common stock during those 12 months.

Timing of Equity Grants

First Security does not have a formal written policy guiding the timing of equity grants. All equity grants were made after formal Compensation Committee approval. The Company has reviewed its equity grant practices and has confirmed that all past equity grants have been consistent with SEC guidelines.

Employment Agreements

First Security has entered into separate employment agreements with its Named Executive Officers.

First Security entered into a three-year employment agreement with Rodger B. Holley on May 16, 2003 regarding Mr. Holley’s employment as the Chairman, Chief Executive Officer and President. At the end of each year of the agreement, it renews for an additional year, unless either of the parties to the agreement gives notice of his or its intent not to renew the agreement at least 90 days prior to the renewal date. To date, neither First Security nor Mr. Holley have provided such notice; as a result, the term of Mr. Holley’s agreement will extend until at least May 16, 2010. Under the terms of the agreement, Company provides Mr. Holley with health and life insurance, membership fees to social and civic clubs and an automobile for business and personal use. If First Security terminates Mr. Holley’s employment without cause or Mr. Holley terminates his employment for good reason, Mr. Holley will be entitled to a Lump Sum Payment, a Pro Rata Incentive Payment and continuation of medical benefits for twelve months. The Lump Sum Payment is an amount equal to the sum of his current base salary plus the greater of (1) the highest of his last three years’ incentive payments or (2) the target annual incentive set forth in the First Security’s Annual Incentive Compensation Plan. The Pro Rata Incentive Payment is an amount equal to the pro rata portion of the target annual incentive set forth in the Annual Incentive Compensation plan based on the number of days that have passed in the employment year before Mr. Holley’s termination. Upon a change of control of the Company, Mr. Holley will be entitled to three times the Lump Sum Payment, payment of a Pro Rata Incentive Payment, and continuation of medical benefits for twelve months. If the Company cannot continue the medical benefits to which Mr. Holley is entitled under the agreement because Mr. Holley is no longer employed, First Security will pay Mr. Holley the amount it would have paid for such benefits over the 12-month period. The agreement also generally provides that Mr. Holley will not compete with the Company in the banking business nor solicit the Company’s customers or employees for a period of 12 months following termination of his employment. The noncompetition and nonsolicitation provisions of the agreement apply if Mr. Holley terminates his employment without cause, for good reason or in connection with a change of control, or if the First Security terminates his employment with or without cause.

First Security entered into a three-year employment agreement with Lloyd L. Montgomery, III on May 16, 2003 regarding Mr. Montgomery’s employment as the Chief Operating Officer and Executive Vice President. With the exception of the initial base salary, the terms of Mr. Montgomery’s employment agreement are the same as those in Mr. Holley’s agreement. Neither First Security nor Mr. Montgomery have provided notice of non-renewal of the agreement.

First Security entered into a three-year employment agreement with William L. Lusk, Jr. on May 16, 2003 regarding Mr. Lusk’s employment as the Secretary, Chief Financial Officer, and Executive Vice President. With the exception of the initial base salary, the terms of Mr. Lusk’s employment agreement are the same as those in Mr. Holley’s agreement. Neither First Security nor Mr. Lusk have provided notice of non-renewal of the agreement.

Tax and Accounting Considerations

First Security takes into account tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Financial Accounting Standard 123, as revised 2004), First Security must expense the grant-date fair value of share-based grants such as restricted stock and stock options. The grant-date value is amortized and expensed over the service period or vesting period of the grant. In selecting appropriate incentive devices, the Compensation Committee reviews extensive modeling analyses and considers the related tax and accounting issues.

Section 162(m) of the Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year. The 2004 Annual Executive Incentive Plan and the 2004 Stock Compensation Plan are designed to constitute “performance-based compensation”. All of the compensation the Company paid in 2006 to the Named Executive Officers is expected to be deductible under Section 162(m). The Committee retains the flexibility, however, to pay non-deductible compensation if it believes doing so is in the best interests of First Security.

Section 4999 of the Internal Revenue Code imposes a 20% excise tax on an executive if the executive’s total benefit upon a change-in-control of First Security equals or exceeds three times the executive’s five-year average taxable compensation. If the 20% excise tax is triggered, it is imposed on all change-in-control benefits exceeding the executive’s five-year average taxable compensation. Additionally, under Section 280G of the Internal Revenue Code, the employer forfeits the compensation deduction related to such payments. Under the terms of the salary continuation agreements, each of the Named Executive Officers is entitled, if applicable, to a tax gross-up to cover estimated excess taxes and any additional income taxes attributable to the payment of the tax gross-up. The Committee believes that providing the tax gross-up benefit properly provides the executives the full benefit of the promises contained in the salary continuation agreements, so that the compensation received by the executives after their payment of taxes equals their benefits had no excise taxes been imposed. The Compensation Committee believes any increase in non-deductible compensation will not materially adversely affect First Security.

Conclusion

First Security believes its compensation program is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for strong personal, company, and share-value performance. The Compensation Committee monitors the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet First Security and shareholder objectives.

Compensation Committee Report

In performing its oversight role, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:	J.C. Harold Anders

Ralph L. Kendall

D. Ray Marler

April 30, 2007

Summary Compensation Table

The following table provides certain summary information concerning the annual and long-term compensation paid or accrued by First Security and its subsidiaries to or on behalf of First Security’s Chief Executive Officer, Chief Financial Officer and the other most highly compensated executive officers of First Security.

Name and Principal Position (a)	Year (b)	Salary (1) ($) (c)	Bonus (2) ($) (d)	Stock Awards (3) ($) (e)	Option Awards (4) ($) (f)	Non-Equity Incentive Plan Compensation (5) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6) ($) (h)	All Other Compensation (7) ($) (i)	Total ($) (j)
Rodger B. Holley,	2006	340,000	250	17,669	38,974	115,000	256,360	30,282	798,535
Chairman, CEO & President
Lloyd L. Montgomery, III,	2006	216,300	250	9,640	18,431	55,000	32,667	26,206	358,494
COO & EVP
William L. Lusk, Jr.,	2006	183,750	250	8,029	16,654	42,500	4,505	28,023	283,711
Secretary, CFO & EVP

(1)	Salary includes base salary only.
(2)	We paid each employee a $250 Christmas bonus in December.
(3)	Under our 2002 Long-Term Incentive Plan, stock awards were granted on December 21, 2005 and December 27, 2006 and are subject to three-year service vesting. The values in the table represent the 2006 fiscal year expense computed in accordance with FAS 123(R), using the methods and assumptions described in the 2006 annual report. The 2005 and 2006 share awards were granted at fair values of $9.50 per share and $11.35, respectively. Awards for the Named Executive Officers were: 2005: Mr. Holley-5,500 shares, Mr. Montgomery-3,000 shares, and Mr. Lusk-2,500 shares; 2006: Mr. Holley-5,500 shares, Mr. Montgomery-3,000 shares, and Mr. Lusk-2,500 shares.
(4)	Under our 1999 & 2002 Long-Term Incentive Plans, stock options were granted on April 22, 2003, January 28, 2004, December 21, 2005 and December 27, 2006 and are subject to three-year service vesting. The values in the table represent the 2006 fiscal year expense computed in accordance with FAS 123(R), using the methods and assumptions described in the 2006 annual report. The April 22, 2003 options were granted at an exercise price of $6.94 per share, the January 28, 2004 options were granted at an exercise price of $8.33 per share, the December 21, 2005 options were granted at an exercise price of $9.50 per share, and the December 27, 2006 options were granted at an exercise price of $11.35 per share. The following assumptions were used in the Black-Scholes methodology for the 2003 award: expected volatility 14.0%, risk-free interest rate 3.53%, expected life 7.0 years, expected divided yield 1.00%. The following assumptions were used in the Black-Scholes methodology for the 2004 award: expected volatility 13.0%, risk-free interest rate 3.72%, expected life 7.0 years, expected divided yield 1.00%. The following assumptions were used in the Black-Scholes methodology for the 2005 award: expected volatility 13.0%, risk-free interest rate 4.44%, expected life 7.0 years, expected divided yield 1.05%. The following assumptions were used in the Black-Scholes methodology for the 2006 award: expected volatility 19.1%, risk-free interest rate 4.64%, expected life 6.5 years, expected divided yield 1.76%. The resulting Black-Scholes grant values for the 2003, 2004, 2005 and 2006 awards are $2.56, $1.78, $2.24 and $2.77 per share, respectively. Awards for the Named Executive Officers were: 2003: Mr. Holley-57,600 options, Mr. Montgomery-25,200 options, and Mr. Lusk-21,600 options; 2004: Mr. Holley-18,000 options, Mr. Montgomery-9,000 options, and Mr. Lusk-9,000 options; 2005: Mr. Holley-17,500 options, Mr. Montgomery-8,600 options, and Mr. Lusk-7,500 options; 2005: Mr. Holley-17,500 options, Mr. Montgomery-8,600 options, and Mr. Lusk-7,500 options.

(5)	The values provided in column (g) represent the annual incentive earned in fiscal year 2006 under our non-equity incentive compensation plan, which is explained in the Compensation Discussion and Analysis.
(6)	We have salary continuation agreements with the Named Executive Officers which are described in the Compensation Discussion and Analysis. The values in the table are attributable to the aggregate change in the actuarial present value of these defined benefit plans. We do not provide the Named Executive Officers with nonqualified deferred compensation opportunities.
(7)	For each Named Executive Officer, all other compensation includes $13,200 of 401(k) company match, as well as other expenses including personal usage of company car, parking, spouse travel to annual shareholders meeting, club dues, cell phone and remote computer network access.

2006 Grants of Plan-Based Awards

The following table sets forth information for the fiscal year ended December 31, 2006 concerning plan-based awards granted to the Named Executive Officers.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (4) (#) (j)	Exercise of Base Price of Option Awards (5) ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (6) ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Rodger B. Holley	12/27/2006	51,000	102,000	153,000	—	—	—	5,500	17,500	11.35	110,935
Lloyd L. Montgomery, III	12/27/2006	21,630	43,260	64,890	—	—	—	3,000	8,600	11.35	57,889
William L. Lusk, Jr.	12/27/2006	18,375	36,750	55,125	—	—	—	2,500	7,500	11.35	49,165

(1)	The estimated payouts are for fiscal year 2006. Additional details regarding the non-equity incentive compensation plan are available in the Compensation Discussion and Analysis.
(2)	None reported. 2006 equity grants were discretionary based on the Compensation Committee’s analysis of the Company’s overall performance, individual performance, and historical equity grant levels. Additional details regarding the non-equity incentive compensation plan are available in the Compensation Discussion and Analysis.
(3)	Restricted stock grants under the 2002 Long Term Incentive Plan.
(4)	Stock option grants under the 1999 Long Term Incentive Plan for Mr. Holley and under the 2002 Long Term Incentive Plan for Messrs Montgomery and Lusk.
(5)	Based on the closing price of FSGI on the grant date (i.e. $11.35 per share).
(6)	Additional details regarding the Black-Scholes methodology may be found in the Summary Compensation Table footnotes.

Outstanding Equity Awards at 2006 Fiscal Year End

The following table sets forth information concerning outstanding awards previously granted to the Named Executive Officers that were held by the Named Executive Officers at December 31, 2006 .

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (#) (g)		Market Value of Shares or Units of Stock that have not Vested (1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($) (j)
Rodger B. Holley	116,064	—		—	5.34	02/01/2011	—		—	—	—
	57,600	—		—	6.94	04/22/2013	—		—	—	—
	11,880	6,120	(2)	—	8.33	01/28/2014	—		—	—	—
	5,775	11,725	(3)	—	9.50	12/21/2015	—		—	—	—
	—	17,500	(4)	—	11.35	12/27/2016	—		—	—	—
	—	—		—	—	—	9,185	(5)	105,903	—	—
Lloyd L. Montgomery, III	83,520	—		—	6.94	04/24/2012	—		—	—	—
	25,200	—		—	6.94	04/22/2013	—		—	—	—
	5,940	3,060	(6)	—	8.33	01/28/2014	—		—	—	—
	2,838	5,762	(7)	—	9.50	12/21/2015	—		—	—	—
	—	8,600	(8)	—	11.35	12/27/2016	—		—	—	—
	—	—		—	—	—	5,010	(9)	57,765	—	—
William L. Lusk, Jr.	59,904	—		—	5.34	02/01/2011	—		—	—	—
	21,600	—		—	6.94	04/22/2013	—		—	—	—
	5,940	3,060	(10)	—	8.33	01/28/2014	—		—	—	—
	2,475	5,025	(11)	—	9.50	12/21/2015	—		—	—	—
	—	7,500	(12)	—	11.35	12/27/2016	—		—	—	—
	—	—		—	—	—	4,175	(13)	48,138	—	—

(1)	Based on the closing price of FSGI on December 31, 2006 (i.e. $11.53 per share).
(2)	Vesting schedule for unexercisable options: 6,120 option shares on 1/28/2007.
(3)	Vesting schedule for unexercisable options: 5,775 option shares on 12/21/2007 and 5,950 option shares on 12/21/2008.
(4)	Vesting schedule for unexercisable options: 5,775 option shares on 12/27/2007, 5,775 option shares on 12/27/2008 and 5,950 option shares on 12/27/2009.
(5)	Vesting schedule for stock: 1,815 shares on 12/21/2007, 1,815 shares on 12/27/2007, 1,870 shares on 12/21/08, 1,815 shares on 12/27/08 and 1,870 shares on 12/27/09.
(6)	Vesting schedule for unexercisable options: 3,060 option shares on 1/28/2007.
(7)	Vesting schedule for unexercisable options: 2,838 option shares on 12/21/2007 and 2,924 option shares on 12/21/2008.
(8)	Vesting schedule for unexercisable options: 2,838 option shares on 12/27/2007, 2,838 option shares on 12/27/2008 and 2,924 option shares on 12/27/2009.
(9)	Vesting schedule for stock: 990 shares on 12/21/2007, 990 shares on 12/27/2007, 1,020 shares on 12/21/08, 990 shares on 12/27/08 and 1,020 shares on 12/27/09.

(10)	Vesting schedule for unexercisable options: 3,060 option shares on 1/28/2007.
(11)	Vesting schedule for unexercisable options: 2,475 option shares on 12/21/2007 and 2,550 option shares on 12/21/2008.
(12)	Vesting schedule for unexercisable options: 2,475 option shares on 12/27/2007, 2,475 option shares on 12/27/2008 and 2,550 option shares on 12/27/2009.
(13)	Vesting schedule for stock: 825 shares on 12/21/2007, 825 shares on 12/27/2007, 850 shares on 12/21/08, 825 shares on 12/27/08 and 850 shares on 12/27/09.

2006 Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of options and vesting of awards held by the Named Executive Officers during the fiscal year ended December 31, 2006 .

	Option Awards (1)		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting (2) ($) (e)
Rodger B. Holley	—	—	1,815	(3)	21,217
Lloyd L. Montgomery, III	—	—	990	(4)	11,573
William L. Lusk, Jr.	—	—	825	(5)	9,644

(1)	Messrs Holley, Montgomery and Lusk did not exercise any stock options during the fiscal year ended December 31, 2006.
(2)	Based on the closing price of FSGI on vesting date, December 21, 2006 (i.e. $11.69 per share).
(3)	33% of 5,500 share stock award dated December 21, 2005 vested at end of one year.
(4)	33% of 3,000 share stock award dated December 21, 2005 vested at end of one year.
(5)	33% of 2,500 share stock award dated December 21, 2005 vested at end of one year.

2006 Pension Benefits

The following table sets forth information concerning the present value of accumulated benefits under the salary continuation agreements with each Named Executive Officer at December 31, 2006 .

Name (a)	Plan Name (b)	Number of Years Credited Service (1) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Rodger B. Holley	Salary Continuation Agreement	1.6	378,063	—
Lloyd L. Montgomery, III	Salary Continuation Agreement	1.6	48,755	—
William L. Lusk, Jr.	Salary Continuation Agreement	1.6	6,759	—

(1)	We currently have salary continuation agreements with each Named Executive Officer, effective June 1, 2005. Details provided in the Compensation Discussion and Analysis.

Non-Qualified Deferred Compensation

In 2006, the Named Executive Officers did not participate in any plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-in-Control

The discussion and tables below reflect the amount of compensation to each of the Named Executive Officers of First Security in the event of a termination of such Named Executive Officer’s employment. The amounts shown assume a termination date of December 31, 2006; such amounts are estimates. Amounts do not include compensation and benefits available to all of First Security’s general employees.

The Company has entered into separate employment agreements with Messrs. Holley, Montgomery, and Lusk. The Company also has separate salary continuation agreements with the three Named Executive Officers. Summaries of the agreements are provided in the Compensation Discussion & Analysis, and payments upon termination or change in control are specified in this section.

Executive Compensation and Benefits Payable Upon Termination	Voluntary Termination	Termination for Good Reason or Without Cause	Change-in- Control	Death	Disability
Rodger B. Holley, CEO
Base Salary	$—	$340,000	$1,020,000	$—	$—
Short-Term Incentive (1)	—	102,000	306,000	—	—
Value of Unvested Restricted Stock	—	—	105,903	105,903	105,903
Intrinsic Value of Unvested Stock Options	—	—	46,536	46,536	46,536
Salary Continuation Agreement (2)	88,235	2,523,123	2,523,123	2,523,123	352,939
Medical Insurance	—	3,419	3,419	—	—
280G Tax Gross-up	—	—	1,439,719	—	—

Total:	$88,235	$2,968,542	$5,444,700	$2,675,562	$505,378

Lloyd L. Montgomery, III, COO
Base Salary	$—	$216,300	$648,900	$—	$—
Short-Term Incentive (1)	—	43,260	129,780	—	—
Value of Unvested Restricted Stock	—	—	57,765	57,765	57,765
Intrinsic Value of Unvested Stock Options	—	—	23,037	23,037	23,037
Salary Continuation Agreement (2)	12,362	905,122	905,122	905,122	49,453
Medical Insurance	—	2,550	2,550	—	—
280G Tax Gross-up	—	—	823,167	—	—

Total:	$12,362	$1,167,232	$2,590,321	$985,924	$130,255

William L. Lusk, Jr., CFO
Base Salary	$—	$183,750	$551,250	$—	$—
Short-Term Incentive (1)	—	36,750	110,250	—	—
Value of Unvested Restricted Stock	—	—	48,138	48,138	48,138
Intrinsic Value of Unvested Stock Options	—	—	21,343	21,343	21,343
Salary Continuation Agreement (2)	2,090	484,029	484,029	484,029	8,356
Medical Insurance	—	3,419	3,419	—	—
280G Tax Gross-up	—	—	556,700	—	—

Total:	$2,090	$707,948	$1,775,129	$553,510	$77,837

(1)	Target bonus amounts are used in the calculations: Mr. Holley-30% of salary; Messrs. Montgomery and Lusk-20% of salary.
(2)	The salary continuation agreement value under Voluntary Termination is the present value of the vested payment as of 12/31/06. Payments would be made in monthly installments for 15 years commencing on the first day of the month following the Named Executive Officer’s normal retirement date (age 65). For all other termination scenarios, incremental values are shown (i.e., the difference between the present value of the benefit less the vested amount under Voluntary Termination).

Each Named Executive Officer’s receipt of these payments and benefits is conditioned on his fulfillment of covenants set forth in the Named Executive Officer’s employment agreement not to solicit clients or employees, and not to compete with First Security, for a period of twelve (12) months following the termination date and to preserve the confidentiality of certain First Security information. Competition includes holding more than a 5% interest in a competing business, and directly or indirectly owning, managing, operating, joining, or being employed by a competing business.

Payments Made Upon Termination for Cause

If First Security terminates a Named Executive Officer’s employment for “Cause,” First Security will pay the Named Executive Officer his accrued compensation and benefits as of the termination date. Accrued amounts include unpaid salary, unused vacation, and any accrued expense reimbursements. In the table above, we assume that all accrued compensation and benefits have been paid as of the date of termination (12/31/06); therefore, no additional compensation is provided to the Named Executive Officer in the event of a termination for Cause. “Cause” is defined in the employment agreement and generally means the Named Executive Officer’s willful misconduct or failure to perform the responsibilities under the terms of the employment agreement.

Payments Made Upon Voluntary Termination without Good Reason

If the Named Executive Officer terminates his employment before age 65 other than for “Good Reason”, First Security will pay the Named Executive Officer his accrued compensation and benefits. “Good Reason” is defined in the employment agreement and generally means any material and adverse change in employment conditions or material reduction in compensation or a failure by First Security to perform its responsibilities under the employment agreement. Under the salary continuation agreements, each Named Executive Officer is entitled to a benefit determined based on the applicable vested percentage of the Named Executive Officer’s Accrual Balance as of the termination date. The applicable vested percentage is determined in accordance with the following table:

Applicable Vested Percentage	Plan Year
0%	2005
20%	2006
40%	2007
60%	2008
80%	2009
100%	2010 or any later year

The benefit provided under each salary continuation agreement is payable annually for fifteen (15) years in twelve (12) equal monthly installments with payment commencing on the first day of the month following the Named Executive Officer’s 65th birthday.

Payments Made Upon Termination for Good Reason or without Cause (without a Change in Control)

If First Security terminates a Named Executive Officer’s employment without Cause (as defined in the Named Executive Officer’s employment agreement) or the Named Executive Officer terminates his employment for Good Reason (as defined in the Named Executive Officer’s employment agreement), he will be entitled to the following:

•

A lump sum payment equal to the sum of the current base salary plus the greater of (i) the highest of his last three years’ incentive payments or (ii) the target annual incentive set forth in the Company’s Annual Incentive Compensation Plan;

•

A prorated “target” annual incentive equal to the target incentive for the year in which the termination occurs, multiplied by a fraction, the numerator of which is the number of days in the calendar year up to and including the date of termination and the denominator of which is 365). In the table above, we assume that as of 12/31/06, the 2006 Annual Incentive Compensation Plan award will be paid in full and no additional incentive will be awarded to the Named Executive Officer; and

•

continuation of medical benefits (which may include medical, dental, and vision coverage) for twelve (12) months following termination, or, if the Company’s policy(ies) then in effect do not permit the Named Executive Officer’s continued participation following termination, a lump sum payment equal to the present value of what the Company’s cost would be for such coverage.

In addition, a Named Executive Officer will receive the projected maximum benefit under his salary continuation agreement, which provides monthly payments for fifteen (15) years starting when the Named Executive Officer reaches age 65. Annual benefits under the salary continuation agreements as of December 31, 2006 are as follows: Mr. Holley-$344,167, Mr. Montgomery-$173,151, and Mr. Lusk-$211,928.

Payments Made Upon a Change in Control

All change in control benefits reported in the table will be provided upon a change in control, whether or not a Named Executive Officer’s employment terminates, with the exception of the medical benefit continuation, which would be provided only if there is a termination by First Security without Cause or if the Named Executive Officer terminates his employment for Good Reason within twelve (12) months following a change in control.

In the event of a change in control each Named Executive Officer will be entitled to the following:

•

three (3) times the sum of the Named Executive Officer’s base salary plus the greater of (i) the highest of his last three (3) years’ incentive payments or (ii) the target annual incentive set forth in the Company’s Annual Incentive Compensation Plan;

•

a prorated “target” annual incentive equal to the target incentive for the year in which the termination occurs, multiplied by a fraction, the numerator of which is the number of days in the calendar year up to and including the change in control date and the denominator of which is 365. In the table above, we assume that as of 12/31/06, the 2006 Annual Incentive Compensation Plan award will be paid in full and no additional incentive will be awarded to the Named Executive Officer; and

•

continuation of medical benefits (which includes medical, dental, and vision) for twelve (12) months following termination by the Company without Cause or termination by the Named Executive Officer for Good Reason following a change in control, or if the Company’s policy(ies) then in effect do not permit the Named Executive Officers’ continued participation following termination, a lump sum payment equal to the present value of what the Company’s cost would be for such coverage.

If applicable, each Named Executive Officer is entitled to a tax gross-up, which is the amount needed to cover estimated excise taxes and additional income taxes attributable to the payment of the tax gross-up, if total “parachute payments” exceed three times the Named Executive Officer’s “Base Amount”, as defined in Section 280G of the Internal Revenue Code. We believe this amount could be lower if there is an actual change in control, because the estimate above does not reflect a potential reduction associated with reasonable compensation for non-compete provisions and other restrictions in the employment agreements.

In addition, a Named Executive Officer will receive the projected maximum benefit under his salary continuation agreement (described above), which provides monthly payments to the Named Executive Officer for fifteen (15) years beginning at age 65. Unvested stock options held by the Named Executive Officer shall become fully vested and exercisable. Stock options shall remain exercisable up to three (3) months after termination. All restrictions on outstanding restricted stock shall lapse and the awards shall become fully vested.

Payments Made Upon Death

If a Named Executive Officer’s employment terminates due to death, First Security will pay the Named Executive Officer’s accrued compensation and benefits to his estate or designated beneficiary. In addition, a

Named Executive Officer will receive the projected maximum benefit under his salary continuation agreement (described above), which provides monthly payments to the Named Executive Officer’s beneficiary for fifteen (15) years commencing immediately following the Named Executive Officer’s death. Unvested stock options held by the Named Executive Officer shall become fully vested and exercisable. Stock options shall remain exercisable up to one (1) year after death. All restrictions on outstanding restricted stock shall lapse and the awards shall become fully vested.

Payments Made Upon Disability

If a Named Executive Officer terminates his employment due to disability, First Security will pay the Named Executive Officer his accrued compensation and benefits due to the Named Executive Officer. In addition, the Named Executive Officer will become fully vested in the Accrual Balance under his salary continuation agreement, which provides monthly payments for fifteen (15) years starting at age 65. Annual benefits under the salary continuation agreements as of December 31, 2006 are as follows: Mr. Holley-$58,145, Mr. Montgomery-$11,666, and Mr. Lusk-$4,554. Unvested stock options held by the Named Executive Officer shall become fully vested and exercisable. Stock options shall remain exercisable up to one (1) year after termination for disability. All restrictions on outstanding restricted stock shall lapse and the awards shall become fully vested.

PROPOSAL TWO:

APPROVAL OF THE SECOND AMENDMENT TO THE

FIRST SECURITY GROUP, INC. 2002 LONG-TERM INCENTIVE PLAN

AND THE REAFFIRMATION OF PERFORMANCE GOALS LISTED HEREIN

The Board of Directors recently approved the Second Amendment to the First Security Group, Inc. 2002 Long-Term Incentive Plan (the “Plan”) to increase the shares of Company common stock reserved for issuance by 750,000 shares. As a result of this change, the number of shares of Company common stock reserved for awards under the Plan increased from 768,000 to 1,518,000, subject to further adjustment as provided in the Plan. In the event all or a portion of an award is cancelled, terminates, expires or is forfeited or lapses for any reason, any shares subject to the award shall be again available under the Plan and shall not count against the maximum number of shares reserved for awards under the Plan. Applicable provisions of the Internal Revenue Code (the “Code”) restrict the Company’s ability, in the absence of shareholder approval, to grant incentive stock options under Code Section 422 and to claim deductions which may otherwise be associated with the grant of nonqualified options and stock appreciation rights under Code Section 162(m). In addition, the Plan requires shareholder approval to increase the number of shares of Company common stock reserved for awards under the Plan.

Under the Plan, First Security may issue equity incentives intended to qualify as performance-based compensation under Code Section 162(m). While First Security does not currently have outstanding any performance-based compensation under the Plan, the Plan permits First Security to set specific targets under any of the performance goals contained therein. Treasury Regulations interpreting Code Section 162(m) require shareholder approval once every five years under such circumstances. Shareholders last approved the performance goals in 2002, five years ago, when the Plan was originally adopted. Shareholder approval of the performance goals will prevent the Company from losing a tax deduction under Code Section 162(m) for any future restricted stock awards that would otherwise qualify as performance-based compensation under Code Section 162(m).

At the annual meeting, shareholders will be asked to consider and vote on the approval and adoption of the Second Amendment to the Plan, which would increase the number of shares reserved under the Plan from 768,000 to 1,518,000 and on the reaffirmation of the performance goals contained in the Plan for the grant of awards which are intended to qualify as performance-based compensation under Code Section 162(m).

The following description of the Plan is qualified in its entirety by reference to the applicable provisions of the plan document, as amended, which is attached as Exhibit A.

Reason for Amendment

First Security seeks to increase the number of shares eligible for issuance under the Plan in order to be able to continue to provide incentive awards under the Plan. The Plan is designed to provide incentives to officers, employees, directors and consultants of First Security and its affiliates to stimulate their efforts toward the success of First Security and to operate and manage the business in a manner that will provide for the long-term growth and profitability of First Security. Additionally, First Security wishes to encourage stock ownership by its officers, employees, directors, and consultants by providing them with a means to acquire a proprietary interest in First Security or to receive compensation which is based on the appreciation in the value of the stock. First Security also desires to provide a means of obtaining, rewarding and retaining key personnel, directors and consultants. Based on the historical rate of incentive grants, First Security believes that this amendment will provide, assuming consistent growth in employee counts, sufficient number of shares reserved under the Plan to grant future incentive awards to employees, officers, consultants and directors of First Security over the next three years.

As of March 31, 2006, without this amendment to the Plan, First Security has only 5,030 shares reserved for issuance pursuant to new awards, with 1,363,633 shares of common stock subject to outstanding awards granted under the Plan or the First Security Group, Inc. 1999 Long-Term Incentive Plan (the “1999 LTIP”). Assuming shareholder approval of this amendment, First Security will have 755,030 shares reserved for issuance pursuant to future grants of incentive awards.

As of December 31, 2006, the sum of First Security’s outstanding stock options, restricted stock and shares currently available for grant under the Plan or the 1999 LTIP totaled 1,419,568 shares. This total divided by the number of outstanding shares of 17,762,278 resulted in an “overhang” for First Security of 8.0%. Increasing the number of shares available for grant under the Plan to 1,518,000 would cause First Security’s overhang to equal 12.2%, compared to an average overhang of 11.1% in our industry. Although the proposed increase will cause our overhang to slightly exceed this average, we believe this is appropriate based on our industry analysis, which concluded that it is not uncommon for banks to have a plan overhang of up to 15% when new shares are reserved for issuance under a plan, as the overhang will then steadily decline as shares become vested and exercised.

The table below presents the historical use of shares of the Company’s common stock reserved for awards under both the Plan and the 1999 LTIP for the last three years. The historical burn rate is calculated, in accordance with the standards of Institutional Shareholder Services, based solely on awards granted, excluding the impact of forfeited awards, and shares of restricted stock are weighted at four times the impact of options. Institutional Shareholder Services considers an average burn rate of less than 2.0% to be de minimis.

	Options		Restricted Stock		Total Shares Outstanding at Year-End	Historical Burn Rate
	Granted	Forfeited	Granted	Forfeited
			(in thousands)
2004	163	13	0	0	12,705	1.28%
2005	250	22	58	0	17,654	2.73%
2006	281	46	16	26	17,762	1.94%
				Three Year Average:		1.98%

Terms of the Plan

Administration

The Plan may be administered by either the full Board of Directors or a subcommittee of the Board of Directors appointed by the Board (the “Administrative Committee”). Any Administrative Committee must have at least two members. When appointing members to the Administrative Committee, the Board of Directors is guided by the disinterested standards contained in both Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended. At the present time, the Compensation Committee of the Board of Directors acts as the Administrative Committee. The Compensation Committee has the authority to grant awards under the Plan, to determine the terms of awards, to interpret the provisions of the Plan, to establish rules relating to the Plan, to amend the Plan or any award certificate and to make all other determinations that it may deem necessary or advisable for the administration of the Plan. The Compensation Committee’s decisions shall be final and binding on all persons.

The Board of Directors or the Compensation Committee, as applicable, may delegate portions of its authority under the Plan to one or more directors who are also officers of the Company, subject to the limitations expressed in the Plan.

The Plan provides for the indemnification of each member of the Compensation Committee by the Company for reasonable expenses or settlement amounts paid in satisfaction of a judgment incurred as a result of the defense of any legal action arising with respect to the member’s action or failure to act with respect to the Plan.

Awards

The Plan permits the Compensation Committee to make awards of a variety of equity-based incentives, including incentive and nonqualified stock options to purchase shares of the Company’s common stock, restricted stock awards and stock appreciation rights (collectively, “Equity Incentives”). Discretionary awards may be made on an individual basis. No eligible employee may be granted, during any single calendar year, rights to shares of common stock under stock options or stock appreciation rights which, in the aggregate, exceed 144,000 shares (as adjusted to reflect the December 22, 2004 stock split). No participant may be granted rights to shares of common stock under restricted stock awards having a fair market value in excess of $500,000 (less any consideration paid by the participant for the award). In addition, restricted stock awards may only be granted with respect to 20% of the number of shares reserved under the Plan.

Equity Incentives are subject to an equity incentive agreement containing such terms, conditions and restrictions as the Compensation Committee may determine are appropriate. The Compensation Committee will determine the number of shares of common stock as to which any Equity Incentive is granted, to whom any Equity Incentive is granted and the terms of any Equity Incentive, subject to any limitations in the Plan, which may include the satisfaction of performance goals. Equity Incentives may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Compensation Committee, to the extent not otherwise inconsistent with the terms of the Plan. Equity Incentives generally are not transferable or assignable during a holder’s lifetime unless otherwise provided by the Compensation Committee. In the event of a change in control (as defined in the Plan), Equity Incentives will automatically become fully vested and any restrictions will lapse unless the terms of an award expressly provide otherwise. Upon occurrence of events other than a change in control, the Compensation Committee may accelerate the vesting of Equity Incentives in its discretion as provided in the Plan. If a participant dies or becomes disabled while employed, all of his outstanding options and stock appreciation rights shall become fully exercisable and all restrictions on the participant’s outstanding restricted stock awards will lapse.

Performance-Based Compensation and Goals

None of the outstanding restricted stock awards under the Plan have been based on performance goals. However, to the extent that the Compensation Committee desires to base a restricted stock award on performance goals that are intended to qualify the restricted stock award as performance-based compensation under Code Section 162(m), the Compensation Committee may, but is not required to, make the vesting or payment of a restricted stock award subject to the achievement of any of the performance goals listed below during a specified period which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

(1)	return on equity;

(2)	return on tangible equity;

(3)	net income;

(4)	return on assets;

(5)	net interest margin;

(6)	net interest spread;

(7)	liquidity ratio;

(8)	capital ratio;

(9)	asset quality;

(10)	interest rate risk;

(11)	efficiency ratio;

(12)	growth ratio; or

(13)	any combination of the foregoing.

The Compensation Committee may provide in connection with the grant of a restricted stock award or by an amendment thereafter, that the achievement of performance goals previously established with respect to a particular grant be waived upon the death or disability (as defined in the Plan) of the recipient. Also, except as otherwise provided in the equity incentive agreement, restrictions on outstanding restricted stock awards including the achievement of performance goals will lapse as a result of a Change in Control (as defined in the Plan).

The Compensation Committee may, but is not required to, structure any restricted stock award so as to qualify as performance-based compensation under Code Section 162(m). The maximum number of shares of common stock that may be granted during any fiscal year as to any employee with respect to which options that are intended to be performance-based compensation under Code Section 162(m) shall not exceed 100,000, subject to adjustment in accordance with the provisions of the Plan. Furthermore, the maximum aggregate dollar amount (determined as of the date of grant) of restricted stock awards that may be received in any one calendar year by an employee may not exceed $500,000.

Equity Incentives

Options.    The Plan provides for the grant of incentive stock options and nonqualified stock options. The Compensation Committee determines whether a stock option is an incentive stock option or a nonqualified stock option at the time the option is granted. Stock options may be made exercisable on terms established by the Compensation Committee, to the extent not otherwise inconsistent with the terms of the Plan.

The exercise price of a stock option will be set forth in the applicable equity incentive agreement. The exercise price of an incentive stock option may not be less than the fair market value of the common stock on the date of the grant (or not less than 110% of fair market value in the case of certain owner-employees). The Compensation Committee may permit an option exercise price to be satisfied:

•	in cash;

•	by the delivery of previously owned shares of common stock or other property; or

•	through a cashless exercise executed through a broker.

The Compensation Committee also may authorize financing by the Company to assist a participant with payment of the exercise price and/or taxes. In addition, the Compensation Committee, in its discretion, may provide for the grant of a new option to any participant who pays the exercise price of an option with previously owned shares. Any new option will be for the same number of shares delivered in exercising the original option, shall have an exercise price equal to the fair market value of the Company’s common stock on the date of exercise of the original option and shall have a term equal to the unexpired term of the original option.

The term of a stock option will be set forth in the applicable equity incentive agreement. The term of any stock option may not exceed ten years from the date of grant. If a participant terminates employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if the termination of employment is due to death or disability, one year may be substituted for the three-month period. If a participant dies while employed, or within the three-month or one-year periods described in this paragraph, an incentive stock option will expire, terminate and become unexercisable one year after the participant’s death. If a participant’s employment is terminated for cause, an incentive stock option shall expire, terminate and become unexercisable on the date of termination. Prior to the time that an incentive stock option expires, the Compensation Committee may extend the term of the option, subject to the limitations set forth in the Plan.

Stock Appreciation Rights.    Stock appreciation rights may be granted separately or in connection with another Equity Incentive, and the Compensation Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a specific time or times or upon the occurrence or non-occurrence of events that may be specified in the applicable equity incentive agreement. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Compensation Committee with respect to any particular award.

Stock Awards.    The Compensation Committee may grant shares of common stock to a participant, subject to restrictions and conditions, if any, as the Compensation Committee may determine. Upon the participant’s termination of employment before the restrictions or conditions applicable to a restricted stock award have lapsed or been satisfied, the shares subject to the restricted stock award will be forfeited and returned to the Company, except as may otherwise be provided by the Compensation Committee. The Compensation Committee may settle a restricted stock award by delivering to its recipient cash, stock, other Equity Incentives or other property.

Reorganizations

In the event of any corporate transaction involving the Company, such as a stock dividend, stock split, extraordinary cash divided, recapitalization, reorganization or similar transaction, the Compensation Committee may adjust the number of shares of common stock reserved for issuance in connection with the grant or settlement of an Equity Incentive or to which an Equity Incentive is subject, the exercise price of an option, the annual limit on the number of shares of common stock that may be subject to options or stock appreciation rights granted to any employee during a calendar year or otherwise make adjustments to preserve benefits under Equity Incentives.

In its discretion, the Compensation Committee also may provide that Equity Incentives be settled in cash rather than stock, that Equity Incentives become immediately vested and expire after a designated period of time, that Equity Incentives be assumed or substituted, that Equity Incentives be settled in cash or cash equivalents in an amount equal to the excess of the fair market value of the underlying common stock over the exercise price or any combination of the foregoing.

Amendments or Termination

The Compensation Committee or the Company’s full Board of Directors may amend or terminate the Plan without shareholder approval, except with respect to an amendment that materially increases the benefits for participants under the Plan, that materially increases the number of shares reserved under the Plan or materially changes the eligibility requirements under the Plan. The Compensation Committee or the Board of Directors may, however, condition any amendment upon approval of the shareholders if such approval is deemed necessary or appropriate in consideration of tax, securities or other laws. No amendment or termination may adversely affect the rights of a holder of an Equity Incentive without the holder’s consent.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Plan.

Incentive Stock Options.    A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased upon exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the common stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the common stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Nonqualified Options.    A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised.

Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Stock Appreciation Rights.    A participant will not recognize income and will not be taxed upon the grant of a stock appreciation right. Generally, at the time a participant receives payment under a stock appreciation right, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock or other property received, and the Company will then be entitled to a corresponding deduction.

Restricted Stock Awards.    A participant will not be taxed upon the grant of a stock award if the award is subject to a “substantial risk of forfeiture,” as defined in the Code. When the shares of common stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common stock subject to the award, less any amount paid for such common stock, and the Company will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the common stock subject to the award, less any amount paid for that common stock, in income at that time and the Company will also be entitled to a corresponding deduction at that time. No loss may be claimed for taxes paid on shares of common stock that are subsequently forfeited.

Withholding Taxes.     A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of an Equity Incentive. The Compensation Committee may permit the tax withholding obligation to be satisfied by a reduction in the number of shares to be received by the participant under the award with a fair market value equal to the applicable withholding tax.

Benefits to Named Executive Officers and Others

The Compensation Committee has not yet made any determination as to which eligible participants will be granted Equity Incentives under the Plan in the future if the Amendment is approved. Therefore, the potential benefit to any eligible participant can not be determined.

Information regarding 2006 awards made under the Plan to our Named Executive Officers is provided in “Executive Compensation—2006 Grants of Plan-Based Awards” and information regarding the equity awards held by our Named Executive Officers is provided in “Executive Compensation—Outstanding Equity Awards at 2006 Fiscal Year End.” In 2006, 33,600 incentive stock options and 11,000 restricted stock awards were granted to the Named Executive Officers as a group, and 247,784 incentive stock options and 5,000 restricted stock awards were granted to all employees other than the Named Executive Officers as a group. By way of background, please see “Executive Compensation—Compensation Discussion and Analysis” for our discussion of First Security’s executive compensation.

Existing Equity Compensation Plan Information

The following table provides information about stock options outstanding as of December 31, 2006, and the number of shares remaining available for issuance pursuant to future equity incentive awards under the Plan or the 1999 LTIP.

	Total options outstanding	Weighted-average exercise price of outstanding options	Number available for issuance under equity compensation plans
Equity compensation plans approved by shareholders (1)	1,363,333	$8.12	13,190
Equity compensation plans not approved by shareholders	—	—	—
Total	1,363,333	$8.12	13,190

(1)	The only equity compensation plans maintained by us are the First Security Group, Inc. Second Amended and Restated 1999 Long-Term Incentive Plan and the First Security Group, Inc., 2002 Long-Term Incentive Plan, as amended.

Shareholder Approval

The Board of Directors seeks shareholder approval of the Second Amendment to the Plan, which provides for the reservation of an additional 750,000 shares of common stock for the issuance of Equity Incentives under the Plan, because such approval is required to grant incentive stock options under Code Section 422 and to claim deductions which may otherwise be associated with the grant of nonqualified options and stock appreciation rights under Code Section 162(m), and because such approval is required under the Plan.

Also, the Board of Directors seeks shareholder reaffirmation of the performance goals listed herein upon which Equity Incentives intended to qualify as performance-based compensation under Code Section 162(m) may be based. Because the Compensation Committee has the authority to set specific targets under any of the performance goals contained in the Plan, Treasury Regulations interpreting Code Section 162(m) require shareholder approval once every five years. Shareholder approval of the performance goals will prevent the Company from losing a tax deduction under Code Section 162(m) for restricted stock awards that would otherwise qualify as performance-based compensation under Code Section 162(m).

Vote Required to Approve Proposal

Approval of the Second Amendment to the Plan and reaffirmation of the performance goals require the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting. Proxies received which contain no instructions to the contrary will be voted for the approval of the adoption of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE APPROVAL OF THE SECOND AMENDMENT TO THE

FIRST SECURITY GROUP, INC. 2002 LONG-TERM INCENTIVE PLAN

AND REAFFIRMATION OF THE PERFORMANCE GOALS LISTED HEREIN

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED ACCOUNTING FIRM

General

The Audit/Corporate Governance Committee has appointed Joseph Decosimo and Company, PLLC, an independent registered public accounting firm, as the independent auditors for First Security and FSGBank for the current fiscal year ending December 31, 2007, subject to ratification by the shareholders. Joseph Decosimo and Company, PLLC, has served as the independent auditors for First Security and FSGBank since February 17, 1999. Joseph Decosimo and Company, PLLC, has advised First Security that neither the firm nor any of its principals has any direct or material interest in First Security or FSGBank except as auditors and independent public accountants of First Security and FSGBank. Although shareholder ratification of our independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of Joseph Decosimo and Company, PLLC to our shareholders for ratification to permit shareholders to participate in this important corporate decision.

A representative of Joseph Decosimo and Company, PLLC is expected to be present at the Meeting and will be given the opportunity to make a statement on behalf of the firm if he or she so desires. A representative of Joseph Decosimo and Company, PLLC is also expected to respond to appropriate questions from shareholders.

Audit/Corporate Governance Committee Report

The Audit/Corporate Governance Committee monitors First Security’s financial reporting process on behalf of the Board of Directors. This report reviews the actions taken by the Audit/Corporate Governance Committee with regard to First Security’s financial reporting process during 2006 and particularly with regard to First Security’s audited consolidated financial statements as of December 31, 2006 and 2005 and for the three years ended December 31, 2006.

First Security’s management has the primary responsibility for First Security’s financial statements and reporting process, including the systems of internal controls. First Security’s independent auditors are responsible for performing an independent audit of First Security’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report on First Security’s consolidated financial statements. The Audit/Corporate Governance Committee’s responsibility is to monitor the integrity of First Security’s financial reporting process and system of internal controls and to monitor the independence and performance of First Security’s independent auditors and internal auditors.

The Audit/Corporate Governance Committee believes that it has taken the actions it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit/Corporate Governance Committee’s charter. To carry out its responsibilities, the Audit/Corporate Governance Committee met four times during 2006.

The Audit/Corporate Governance Committee reviewed and approved all of the related party transactions. In addition, the Audit/Corporate Governance Committee determined that the related party transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties, and were not expected to present unfavorable features to First Security.

In fulfilling its oversight responsibilities, the Audit/Corporate Governance Committee reviewed with management the audited financial statements included in First Security’s annual report on Form 10-K for the year ended December 31, 2006, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit/Corporate Governance Committee also reviewed with First Security’s independent auditors, Joseph Decosimo and Company, PLLC, their judgments as to the quality (rather than just the acceptability) of

First Security’s accounting principles, and such other matters as are required to be discussed with the Audit/Corporate Governance Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit/Corporate Governance Committee discussed with Joseph Decosimo and Company, PLLC its independence from management and First Security, including the written disclosures and other matters required of Joseph Decosimo and Company, PLLC by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit/Corporate Governance Committee also considered whether the provision of services during 2006 by Joseph Decosimo and Company, PLLC that were unrelated to its audit of the financial statements referred to above, and to their reviews of First Security’s interim financial statements during 2006, is compatible with maintaining Joseph Decosimo and Company, PLLC’s independence.

Additionally, the Audit/Corporate Governance Committee discussed with First Security’s internal and independent auditors the overall scope and plan for their respective audits. The Audit/Corporate Governance Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of First Security’s internal controls, and the overall quality of First Security’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit/Corporate Governance Committee recommended to the Board of Directors that the audited financial statements be included in First Security’s annual report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit/Corporate Governance Committee believes that, at this time, nothing has come to its attention that impairs Joseph Decosimo and Company, PLLC’s independence or their ability to provide quality professional audit services, and therefore recommends to the Board that First Security retain Joseph Decosimo and Company, PLLC as First Security’s independent auditors for 2007.

Audit/Corporate Governance Committee:	Ralph L. Kendall, Chairman
Carol H. Jackson
William B. Kilbride

April 30, 2007

Audit Fees

The following table sets forth fees for professional audit and quarterly review services rendered by Joseph Decosimo and Company, PLLC, for the years ended December 31, 2006 and 2005, as well as fees billed for other services rendered by Joseph Decosimo and Company, PLLC, during those periods.

	2006	2005
Audit Fees	$182,500	$217,500
Audit-Related Fees (1)	68,161	234,628
Tax Fees—Preparation and Compliance (2)	82,335	96,850

Sub total	332,996	548,978

Tax Fees—Other (3)	24,306	22,300
All Other Fees (4)	—	—

Sub total	24,306	22,300

Total Fees	$357,302	$571,278

(1)	Audit-related fees consisted of assurance and other services that are related to the performance of the audit or quarterly review of First Security’s financial statements. Such fees include audits and due diligence procedures related to acquisitions, audit of First Security’s benefit plan, and accounting consultation related to the aforementioned items. Audit-related fees for 2005 include fees for services provided in connection with First Security’s initial public offering and filing of registration statement on Form S-1 with the Securities and Exchange Commission

(2)	Tax Fees—Preparation and Compliance consist of the aggregate fees billed for professional services rendered by Joseph Decosimo and Company, PLLC, for tax return preparation and compliance
(3)	Tax Fees—Other consist primarily of tax research and consultation related to acquisitions as well as tax planning and other tax advice.
(4)	Other fees consist primarily of fees billed for consultation with management regarding the appropriate accounting treatment of debt and equity financing.

The Board of Directors of First Security has considered whether the provision of services during 2006 by Joseph Decosimo and Company, PLLC that were unrelated to its audit of First Security’s financial statements or its reviews of First Security’s interim financial statements during 2006 is compatible with maintaining Joseph Decosimo and Company, PLLC’s independence. The services provided by the independent auditors were pre-approved by the Audit Committee to the extent required under applicable law and in accordance with the provisions of the committee’s charter. The Audit/Corporate Governance Committee requires pre-approval of all audit and allowable non-audit services.

Vote Required to Approve Proposal

The appointment of Joseph Decosimo and Company, PLLC as independent auditors for First Security for fiscal year ending December 31, 2007 requires approval by the affirmative vote of the holders of shares of common stock representing a majority of the votes cast at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE APPOINTMENT OF JOSEPH DECOSIMO AND COMPANY, PLLC AS

INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2006 by (1) each of our current directors and director nominees; (2) each of our Named Executive Officers; (3) all of our present executive officers and directors as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding common stock, based on the most recent Schedules 13G and 13D Reports filed with the SEC and the information contained in those filings. Unless otherwise indicated, the address for each person included in the table is 531 Broad Street, Chattanooga, Tennessee 37402. Fractional shares as a result of our dividend reinvestment plan have been rounded to the nearest share for presentation purposes.

Information relating to beneficial ownership of our common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from December 31, 2006.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Shares Beneficially Owned (2)
Directors:
Rodger B. Holley	323,039	(3)	1.80%
J.C. Harold Anders	108,484	(4)	*
Randal L. Gibson	57,785		*
Carol H. Jackson	63,834	(5)	*
Ralph L. Kendall	35,488	(6)	*
William B. Kilbride	19,757	(7)	*
D. Ray Marler	156,126	(8)	*
Lloyd L. Montgomery, III	163,811	(9)	*

Executive Officers, who are not also a Director:
William L. Lusk, Jr.	116,766	(10)	*

All Current Directors and Executive Officers, as a Group (9 persons):	1,045,090		5.74%
Other 5% Shareholders:
ClearBridge Advisors, LLC and ClearBridge Asset Management, Inc. (11)	972,549		5.49%
OZ Management, L.L.C. and Daniel S. Och (12)	894,405		5.05%

*	Less than 1% of outstanding shares.
(1)	Some or all of the shares may be subject to margin accounts.
(2)	The percentage of our common stock beneficially owned was calculated based on 17,726,278 shares of common stock issued and outstanding as of December 31, 2006. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of our common stock held by such shareholder or group and exercisable within 60 days of December 31, 2006.
(3)	Includes 11,000 shares subject to a restricted stock award, 66,054 shares owned by an IRA for the benefit of Mr. Holley, 859 shares owned by Mr. Holley’s 401(k) account and 315 shares owned by Mr. Holley’s child; also includes 197,439 shares that Mr. Holley has the right to acquire by exercising options that are exercisable within 60 days after December 31, 2006.
(4)	Includes 7,626 shares that Mr. Anders has the right to acquire by exercising options that are exercisable within 60 days after December 31, 2006.

(5)	Includes 7,448 shares owned by Ms. Jackson’s spouse and 5,088 shares owned by an IRA for the benefit of Ms. Jackson; also includes 7,626 shares that Ms. Jackson has the right to acquire by exercising options that are exercisable within 60 days after December 31, 2006.
(6)	Includes 3,639 shares owned by Mr. Kendall’s spouse; also includes 7,626 shares that Mr. Kendall has the right to acquire by exercising options that are exercisable within 60 days after December 31, 2006.
(7)	Includes 7,626 shares that Mr. Kilbride has the right to acquire by exercising options that are exercisable within 60 days after December 31, 2006.
(8)	Includes 7,626 shares that Mr. Marler has the right to acquire by exercising options that are exercisable within 60 days after December 31, 2006.
(9)	Includes 6,000 shares subject to a restricted stock award, 859 shares owned by Mr. Montgomery’s 401(k) account and 120,558 shares that Mr. Montgomery has the right to acquire by exercising options that are exercisable within 60 days after December 31, 2006.
(10)	Includes 5,000 shares subject to a restricted stock award, 11,105 shares owned by an IRA for the benefit for Mr. Lusk, 906 shares owned by Mr. Lusk’s 401(k) account and 1,410 shares owned by Mr. Lusk’s wife and children; also includes 92,979 shares that Mr. Lusk has the right to acquire by exercising options that are exercisable within 60 days after December 31, 2006.
(11)	The address for ClearBridge Advisors, LLC and ClearBridge Asset Management, Inc. is 399 Park Avenue, New York, NY 10022.
(12)	The address for OZ Management, L.L.C. and Daniel S. Och is 9 West 57th Street, 39th Floor, New York, NY 10019.

RELATED PARTY TRANSACTIONS

First Security recognizes that related party transactions may raise questions among shareholders as to whether those transactions are consistent with the best interests of First Security and our shareholders. It is the First Security’s policy to enter into or ratify related party transactions only when the Board of Directors, acting through the Audit/Corporate Governance Committee, determines that the related party transaction in question is in, or is not inconsistent with, the best interests of First Security and our shareholders, including but not limited to situations where First Security may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when First Security provides products or services to related parties on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, First Security has adopted a formal written policy, summarized below, for the review, approval or ratification of related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $100,000 when aggregated with all similar transactions, or (3) loans made by FSGBank in the ordinary course of business, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.

Under the policy, any related party transaction must be reported to the Chief Financial Officer and the Audit/Corporate Governance Committee and may be consummated or may continue only (1) if the Audit/Corporate Governance approves or ratifies such transaction and the committee believes that the transaction is in the best interests of First Security and our shareholders, or (2) if the transaction involves compensation that has been approved by the Compensation Committee and reported as required by the securities laws in the Proxy Statement to shareholders.

The current policy was formalized and approved by our Board of Directors and the Audit/Corporate Governance Committee in February 2007. The Board of Directors or the Committee will review and may amend this policy from time to time.

First Security and FSGBank have banking and other business transactions in the ordinary course of business with directors and officers of First Security and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest. These transactions take place on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated parties. In the case of all such related party transactions, each transaction was either approved by the Audit/Corporate Governance Committee of the Board of Directors or by the Board of Directors. We expect we will continue to engage in similar banking and business transactions in the ordinary course of business with our directors, executive officers, principal shareholders and their associates in the future.

From time to time, FSGBank will extend loans to the directors and officers of First Security and their affiliates. None of these loans are currently nonaccrual, past due, restructured or potential problem loans. All such loans were: (i) made in the ordinary course of business; (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to First Security, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2006, the aggregate amount of credit we extended to directors, executive officers and principal shareholders was $3,720 thousand, or approximately 2.6% of our equity.

First Security has employed certain employees who are related to First Security’s executive officers and/or directors. These individuals are compensated in accordance with the policies that apply to all employees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires First Security’s directors and executive officers, and persons who own more than 10% of First Security common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of First Security. Directors, executive officers and greater than 10% shareholders are required by regulation to furnish First Security with copies of all Section 16(a) reports they file. During 2006, one late Form 4 was filed for each of Directors Anders, Jackson, Kendall, Kilbride, Marler, and Wood in connection with the annual grant of equity incentives to the non-employee members of the Board of Directors. All other Form 4 reports were filed timely to First Security’s knowledge, based solely on a review of the copies of such reports furnished to First Security and written representations that no other reports were required during the year ended December 31, 2006, for all of First Security’s directors, executive officers and beneficial owners of over 10% of First Security’s outstanding common stock.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

Shareholder Proposals

To be included in First Security’s annual proxy statement, shareholder proposals not relating to the election of directors must be received by First Security at least 120 days before the one-year anniversary of the mailing date for the prior year’s proxy statement, which in our case would require that proposals be submitted no later than December 30, 2007 for next year’s annual meeting. The persons named as proxies in First Security’s proxy statement for the meeting will, however, have discretionary authority to vote the proxies they have received as they see fit with respect to any proposals received less than 60 days prior to the meeting date. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals.

Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, by sending it to the William L. (Chip) Lusk, Jr., Secretary of the Board of First Security at First Security’s principal office at 531 Broad Street, Chattanooga, Tennessee 37402. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

OTHER MATTERS

Management of First Security does not know of any matters to be brought before the Meeting other than those described above. If any other matters properly come before the Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2006, including the financial statements and notes thereto are being mailed to stockholders of record along with this Proxy Statement.

We have provided to each person solicited hereby a copy of our 2006 annual report on Form 10-K filed with the Securities and Exchange Commission (including the financial schedules thereto but without the exhibits) as part of our 2006 Annual Report to Shareholders. We will furnish any exhibit to our annual report on Form 10-K to any person solicited hereby upon written request and payment of a reasonable fee as we may specify to cover our expenses in providing the exhibits. Requests may be addressed to First Security Group, Inc., 531 Broad Street, Chattanooga, Tennessee 37402, Attention: William L. (Chip) Lusk, Jr., Secretary of the Board.

Our annual report on Form 10-K, including exhibits, is also accessible from our corporate website, www.FSGBank.com. This website also contains our other filings with the Securities and Exchange Commission, including but not limited to our quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to these or other reports. These reports are accessible soon after we file them with the Securities and Exchange Commission.

By Order of the Board of Directors,

Rodger B. Holley

Chairman of the Board, Chief Executive Officer & President

April 30, 2007

FIRST SECURITY GROUP, INC.

2002 LONG-TERM INCENTIVE PLAN

AS AMENDED THROUGH MARCH 28, 2007

FIRST SECURITY GROUP, INC.

2002 LONG-TERM INCENTIVE PLAN

AS AMENDED THROUGH MARCH 28, 2007

ARTICLE 1	PURPOSE	A-1
1.1	General	A-1
ARTICLE 2	EFFECTIVE DATE	A-1
2.1	Effective Date	A-1
ARTICLE 3	DEFINITIONS	A-1
3.1	Definitions	A-1
ARTICLE 4	ADMINISTRATION	A-5
4.1	Committee	A-5
4.2	Actions and Interpretations by the Committee	A-5
4.3	Authority of Committee	A-5
4.4	Award Certificates	A-6
ARTICLE 5	SHARES SUBJECT TO THE PLAN	A-6
5.1	Number of Shares	A-6
5.2	Lapsed Awards	A-6
5.3	Stock Distributed	A-6
5.4	Limitation on Awards	A-6
ARTICLE 6	ELIGIBILITY	A-7
6.1	General	A-7
ARTICLE 7	STOCK OPTIONS	A-7
7.1	General	A-7
7.2	Incentive Stock Options	A-7
ARTICLE 8	RESTRICTED STOCK AWARDS	A-8
8.1	Grant of Restricted Stock	A-8
8.2	Issuance and Restrictions	A-8
8.3	Forfeiture	A-8
8.4	Certificates for Restricted Stock	A-9
ARTICLE 8A	STOCK APPRECIATION RIGHTS	A-9
8A.1	Grant of Stock Appreciation Rights	A-9
8A.2	Conditions to Exercise	A-9
8A.3	Settlement	A-9
ARTICLE 9	PROVISIONS APPLICABLE TO AWARDS	A-9
9.1	Stand-Alone, Tandem, and Substitute Awards	A-9
9.2	Term of Awards	A-9
9.3	Form of Payment of Awards	A-10
9.4	Limits on Transfer	A-10
9.5	Beneficiaries	A-10
9.6	Stock Certificates	A-10
9.7	Acceleration upon Death or Disability	A-10
9.8	Acceleration upon a Change in Control	A-10
9.9	Acceleration for Any Other Reason	A-10
9.10	Effect of Acceleration	A-11
9.11	Qualified Performance-Based Awards	A-11
9.12	Termination of Employment	A-11
9.13	Loans or Guarantees	A-12
ARTICLE 10	CHANGES IN CAPITAL STRUCTURE	A-12
10.1	General	A-12

A-i

ARTICLE 11	AMENDMENT, MODIFICATION AND TERMINATION	A-13
11.1	Amendment, Modification and Termination	A-13
11.2	Awards Previously Granted	A-13
ARTICLE 12	GENERAL PROVISIONS	A-13
12.1	No Rights to Awards; Non-Uniform Determinations	A-13
12.2	No Stockholder Rights	A-13
12.3	Withholding	A-13
12.4	No Right to Continued Service	A-14
12.5	Unfunded Status of Awards	A-14
12.6	Indemnification	A-14
12.7	Relationship to Other Benefits	A-14
12.8	Expenses	A-14
12.9	Titles and Headings	A-14
12.10	Gender and Number	A-14
12.11	Fractional Shares	A-14
12.12	Government and Other Regulations	A-14
12.13	Governing Law	A-15
12.14	Additional Provisions	A-15
12.15	No Limitations on Rights of Company	A-15
12.16	Code Section 162(m)	A-15

A-ii

FIRST SECURITY GROUP, INC.

2002 LONG-TERM INCENTIVE PLAN

AS AMENDED THROUGH MARCH 28, 2007

ARTICLE 1

PURPOSE

1.1 GENERAL.    The purpose of the First Security Group, Inc. 2002 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of First Security Group, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants.

ARTICLE 2

EFFECTIVE DATE

2.1 EFFECTIVE DATE.    The Plan shall be effective as of the date it is approved by both the Board and the majority of the holders of the Stock of the Company.

ARTICLE 3

DEFINITIONS

3.1 DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Restricted Stock Award or Stock Appreciation Right granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

(f) “Change of Control” means and includes the occurrence of any one of the following events but shall specifically exclude a Public Offering:

(i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (such term for purposes of this definition being as defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (A) 20% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change of Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary which requires the approval of the Federal Reserve Board, Federal Deposit Insurance Corporation, the Tennessee Department of Financial Institutions, and/or the Georgia Department of Banking and Finance (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the beneficial owner, directly or indirectly, of 20% or more of the total common stock or 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means First Security Group, Inc., a Tennessee corporation.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company, as applicable. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3), provided that no employee shall be a Covered Employee until the deduction limitations of Code Section 162(m) are applicable to the Company and any reliance period under Code Section 162(m) has expired, as described in Section 16.16 hereof.

(l) “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(m) “Effective Date” has the meaning assigned such term in Section 2.1.

(n) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(o) “Exchange” means the Nasdaq National Market, the Nasdaq SmallCap Market, or any national securities exchange on which the Stock may from time to time be listed or traded.

(p) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market or the Nasdaq SmallCap Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market or the Nasdaq SmallCap Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations or if the Stock is not quoted on Nasdaq, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(q) “Grant Date” means the date an Award is made by the Committee.

(r) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(s) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(t) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(v) “Participant” means a person who, as an employee, officer, consultant or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 9.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(w) “Plan” means the First Security Group, Inc. 2002 Long-Term Incentive Plan, as amended from time to time.

(x) “Public Offering” shall occur on the effective time and date of a registration statement filed by the Company under the 1933 Act, for a public offering of any class or series of the Company’s equity securities.

(y) “Qualified Performance-Based Award” means (i) a Restricted Stock Award that is intended to qualify for the Section 162(m) Exemption and made subject to performance goals based on Qualified Performance Criteria as set forth in Section 9.11; (ii) an Option having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date; or (iii) a Stock Appreciation Right having a settlement price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(z) “Qualified Performance Criteria” means one or more of the performance criteria listed in Section 9.11(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(aa) “Restricted Stock Award” means Stock granted to a Participant under Article 8 that is subject to certain restrictions and to risk of forfeiture.

(bb) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(cc) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 10.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 10.1.

(dd) “Stock” means the $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 10.

(ee) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ff) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(gg) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(hh) “Stock Appreciation Right” means a right granted to a Participant under Section 8A of the Plan which shall entitle the Participant to receive the excess of (a) the Fair Market Value of a specified or determinable number of Shares at the time of payment or exercise over (b) a price specified by the Committee, except that, (i) in the case of a Stock Appreciation Right granted in connection with an Option, the price shall not be less than the exercise price of the Option for that number of Shares and (ii) in the case of a Stock Appreciation Right that is granted to an Employee who is then a Covered Employee, the price shall not be less than the Fair Market Value of the Stock at the time of the Award.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2 ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 AUTHORITY OF COMMITTEE.    Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 9, based in each case on such considerations as the Committee in its sole discretion determines;

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Certificate as provided herein; and

(m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. The acts of such delegates shall be treated hereunder as acts of the Committee, and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4. AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES.    Subject to adjustment as provided in Section 10.1, the aggregate number of Shares reserved and available for Awards shall be 1,518,000, any and all of which may be granted in the form of Incentive Stock Options. Not more than twenty percent (20%) of such aggregate number of Shares may be granted as Awards of Restricted Stock.

5.2. LAPSED AWARDS.    To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any Shares subject to the Award will again be available for the grant of Awards under the Plan.

5.3. STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS.    The following provisions of this Section 5.4 shall not be applicable until the deduction limitation of Code Section 162(m) are applicable to the Company and any reliance period under Code Section 162(m) has expired, as described in Section 12.16 hereof. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 10.1), the maximum number of Shares with respect to one or more Options or Stock Appreciation Rights that may be granted during any one calendar year under the Plan to any one Participant shall be 144,000. The maximum fair market value (measured as of the Grant Date) of any Restricted Stock Awards that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $500,000.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL.    Awards may be granted only to Eligible Participants; except that Incentive Stock Options may not be granted to Eligible Participants who are not employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE.    The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

(b) TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Subject to Section 9.9, the Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(c) PAYMENT.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least six months.

(d) EXERCISE TERM.    In no event may any Option be exercisable for more than ten years from the Grant Date.

(e) ADDITIONAL OPTIONS UPON EXERCISE.    The Committee may, in its sole discretion, provide in an Award Certificate for the automatic grant of a new Option to any Participant who delivers Shares as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) shall be for the same number of Shares as the Participant delivered in exercising the original Option, (ii) shall have an exercise price of 100% of the Fair Market Value of the surrendered Shares on the date of exercise of the original Option (the grant date for the new Option), and (iii) shall have a term equal to the unexpired term of the original Option.

7.2. INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) LAPSE OF OPTION.    An Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4), (5) and (6) below, provide in writing that the Option will extend until a later date, but if an Option is exercised more than three months after the termination of the Participant’s employment other than by death or Disability, or more than one year after Participant’s Disability, it will automatically become a Non-Qualified Stock Option:

(1) The expiration date set forth in the Award Certificate.

(2) The tenth anniversary of the Grant Date.

(3) Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability, death or termination for Cause.

(4) One year after the termination of the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5) One year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

(6) The date of the termination of the Participant’s Continuous Status as a Participant if such termination is for Cause.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 9, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 9.5.

(b) INDIVIDUAL DOLLAR LIMITATION.    The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(c) TEN PERCENT OWNERS.    No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(d) EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS.    No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(e) RIGHT TO EXERCISE.    During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f) ELIGIBLE GRANTEES.    The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8

RESTRICTED STOCK AWARDS

8.1. GRANT OF RESTRICTED STOCK.    The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.

8.2. ISSUANCE AND RESTRICTIONS.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock.

8.3. FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

8.4. CERTIFICATES FOR RESTRICTED STOCK.    An Award of Restricted Stock shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to share of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 8A

STOCK APPRECIATION RIGHTS

8A.1 GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to make Awards of Stock Appreciation Rights to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. A Stock Appreciation Right may or may not be granted in connection with all or any portion of a previously or contemporaneously granted Award.

8A.2 CONDITIONS TO EXERCISE.    Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as determined by the Committee and specified in the Award Certificate; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled. The exercise of a Stock Appreciation Right granted in connection with an Award shall result in a pro rata surrender or cancellation of any related Award to the extent the Award has been exercised.

8A.3 SETTLEMENT.    Upon settlement of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or Shares (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Certificate or, in the absence of any such provision, as the Committee may determine.

ARTICLE 9

PROVISIONS APPLICABLE TO AWARDS

9.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2. TERM OF AWARD.    The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

9.3. FORM OF PAYMENT FOR AWARDS.    Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

9.4. LIMITS ON TRANSFER.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

9.5 BENEFICIARIES.    Notwithstanding Section 9.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.6. STOCK CERTIFICATES.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

9.7 ACCELERATION UPON DEATH OR DISABILITY.    Notwithstanding any other provision in the Plan or any Participant’s Award Certificate to the contrary, upon the Participant’s death or Disability during his Continuous Status as a Participant, all of such Participant’s outstanding Options or Stock Appreciation Rights shall become fully exercisable and all restrictions on the Participant’s outstanding Restricted Stock Awards shall lapse. Any Option or Stock Appreciation Right shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options or Stock Appreciation Rights to exceed the dollar limitation set forth in Section 7.2(b), the excess Options or Stock Appreciation Rights shall be deemed to be Non-Qualified Stock Options or Stock Appreciation Rights.

9.8. ACCELERATION UPON A CHANGE IN CONTROL.    Except as otherwise provided in the Award Certificate, upon the occurrence of a Change in Control, all outstanding Options or Stock Appreciation Rights shall become fully exercisable and all restrictions on outstanding Restricted Stock Awards shall lapse.

9.9. ACCELERATION FOR ANY OTHER REASON.    Regardless of whether an event has occurred as described in Section 9.7 or 9.8 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options or Stock Appreciation Rights shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the Participant’s outstanding Restricted Stock Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 9.9.

9.10 EFFECT OF ACCELERATION.    If an Award is accelerated under Section 9.8 or Section 9.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

9.11. QUALIFIED PERFORMANCE-BASED AWARDS.

(a) The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.

(b) When granting Restricted Stock Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If the Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate: (1) return on equity, (2) return on tangible equity, (3) net income, (4) return on assets, (5) net interest margin, (6) net interest spread, (7) liquidity ratio, (8) capital ratio, (9) asset quality, (10) interest rate risk, (11) efficiency ratio, or (12) growth ratio.

(c) Each Qualified Performance-Based Award (other than an Option or a Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided that (i) the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, and (ii) the provisions of Section 9.8 shall apply notwithstanding this sentence.

(d) Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(e) Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

9.12. TERMINATION OF EMPLOYMENT.    Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

9.13. LOANS OR GUARANTEES.    With the consent of the Committee and subject to applicable laws, policies and regulations, the Company or an Affiliate may make, guarantee or arrange for a loan or loans to a Participant with respect to or allow a Participant to defer payment to the Company of all or any portion of (i) the exercise price of any Option granted under the Plan, (ii) the purchase price, if any, of any Award granted hereunder and/or (iii) the payment by the Participant of any or all federal and/or state income or employment taxes due on account of the granting or exercise of any Award hereunder. The Committee shall have full authority to decide whether to make a loan or guarantee or to permit a deferral hereunder and to determine the amount, terms and provisions of any such loan or guarantee, including the interest rate to be charged in respect of any such loan(s), whether the loan(s) are to be made with or without recourse against the borrower, the collateral or other security, if any, securing the repayment of the loan(s), the terms on which the loan(s) are to be repaid and the conditions, if any, under which the loan(s) may be forgiven. If the Committee has made or arranged a loan or guarantee or deferred payment, the Committee may, in its discretion, require immediate payment of such deferred amount or immediate release of such loan or guarantee if the Participant’s Continuous Status as a Participant terminates or if the Participant sells or otherwise transfers the Participant’s Shares pursuant to such deferral, loan or guarantee.

ARTICLE 10

CHANGES IN CAPITAL STRUCTURE

10.1. GENERAL.    In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

ARTICLE 11

AMENDMENT, MODIFICATION AND TERMINATION

11.1. AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares issuable under the Plan, or (ii) materially modify the requirements for eligibility, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

11.2. AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled (at the spread value in the case of an Option or a Stock Appreciation Right) on the date of such amendment or termination;

(b) The original term of any Option may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Article 10, the exercise price of any Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

ARTICLE 12

GENERAL PROVISIONS

12.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

12.2. NO STOCKHOLDER RIGHTS.    No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

12.3. WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for at least six months. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

12.4. NO RIGHT TO CONTINUED SERVICE.    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

12.5. UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

12.6. INDEMNIFICATION.    To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.7. RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

12.8. EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

12.9. TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.10. GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.11. FRACTIONAL SHARES.    No fractional Shares shall be issued, and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up.

12.12. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

12.13. GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Tennessee.

12.14 ADDITIONAL PROVISIONS.    Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

12.15. NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

12.16 CODE SECTION 162(m).    The deduction limits of Code Section 162(m) and the regulation thereunder do not apply to the Company until such time, if any, as any class of the Company’s common equity securities is registered under Section 12 of the 1934 Act or the Company otherwise meets the definition of a “publicly held corporation” under Treasury Regulation 1.162-27(c) or any successor provision. Upon becoming a publicly held corporation, the deduction limits of Code Section 162(m) and the regulations thereunder shall not apply to compensation payable under this Plan until the expiration of the reliance period described in Treasury Regulation 1.162-27(f) or any successor regulation.

PLEASE MARK VOTES REVOCABLE PROXY

X AS IN THIS EXAMPLE FIRST SECURITY GROUP, INC. With- For All

For hold Except

REVOCABLE PROXY BY AND ON BEHALF OF

THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON JUNE 14, 2007

The undersigned hereby appoints Rodger B. Holley and William L. Lusk, Jr., or either of them, each with full power of substitution, as Proxies to vote all shares of the $.01 par value common stock of First Security Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held Thursday, June 14, 2007, at 3:00 pm, local time, at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee 37402, and at any postponement or adjournment thereof.

The Proxies will vote on the proposals set forth in the notice of annual meeting and proxy statement as specified on this proxy and are authorized to vote at their discretion as to any other business which may come properly before the meeting. If a vote is not specified, the Proxies will vote for approval of the proposals.

The Board of Directors recommends a vote “FOR” the following proposals:

Please be sure to sign and date Date this Proxy in the box below.

Shareholder sign above Co-holder (if any) sign above

1. Election of Directors:

Authority for the election of

Rodger B. Holley, J.C. Harold Anders, Randall L. Gibson, Carol H. Jackson,

Ralph L. Kendall, William B. Kilbride, D. Ray Marler and Lloyd L. Montgomery, III as directors, each to serve until First Security’s 2008 Annual Meeting of Shareholders and until their successors are elected and qualified.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. Approval of the Second Amendment to the First Security Group, Inc. 2002 Long-Term Incentive Plan. Authority to approve the Second Amendment to the First Security Group, Inc. 2002 Long-Term Incentive Plan, which would increase the number of shares reserved under the Plan from 768,000 to 1,518,000, and to reaffirm the performance goals contained in the Plan.

3. Ratification of the Appointment of Joseph Decosimo and Company, PLLC, as Independent Auditors. Authority to ratify the appointment of Joseph Decosimo and Company, PLLC, as independent auditors for First Security and its subsidiary for the current fiscal year ending December 31, 2007.

For Against Abstain

For Against Abstain

Company Use Only

COMMON SHARES:

ACCOUNT NUMBER:

THIS PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Detach above card, mark, sign, date and return in the envelope furnished.

FIRST SECURITY GROUP, INC.

Please sign exactly as name appears on the label below. When shares are held by joint tenants both should sign. When signing as attorney, administrator, trustee, or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN ABOVE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.